Filed Pursuant to Rule 424(b)(5)
Registration No. 333-162279

PROSPECTUS SUPPLEMENT (To Prospectus Dated October 26, 2009)

2,500,000 Shares

Common Stock

We are offering 2,500,000 shares of our common stock, par value $1.00 per share, to be sold in this offering.

Our common stock is traded on the NASDAQ Capital Market under the symbol “CZNC.” On November 24, 2009, the closing sale price of our common stock was $9.24 per share, as reported on the NASDAQ Capital Market. We urge you to obtain current market prices for our common stock.

Investing in our common stock involves risks. You should carefully read and consider the risk factors described in this prospectus supplement, the accompanying base prospectus, our periodic reports and other information we file with the Securities and Exchange Commission, or the SEC, before making a decision to purchase our common stock. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

	Per Share	Total
Public offering price	$8.00	$20,000,000
Underwriting discount	$0.44	$1,100,000
Proceeds, before expenses, to us	$7.56	$18,900,000

The underwriters also may purchase up to an additional 375,000 shares of our common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state banking regulator nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters expect to deliver the shares of common stock only in book-entry form through the facilities of The Depository Trust Company on or about December 1, 2009.

Sole Book-Running Manager

Co-Manager

The date of this prospectus supplement is November 24, 2009

You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained in, or incorporated by reference in, this prospectus supplement or the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus supplement supersedes the accompanying base prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information about us and the common stock offered by the prospectus supplement and the accompanying base prospectus. Some of the information in the accompanying base prospectus may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the base prospectus combined as one document. To the extent the information in the prospectus supplement differs from the information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference therein, in making your investment decision. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may only be used where it is legal to sell our common stock. You should not assume that the information that appears in this prospectus supplement, the accompanying base prospectus and any document incorporated by reference into this prospectus supplement or the accompanying base prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless this prospectus supplement indicates otherwise or the context otherwise requires, references to “we,” “us,” “our,” “Citizens & Northern Corporation,” “Citizens & Northern” or the “Company” refer to Citizens & Northern Corporation and its direct and indirect owned subsidiaries. The term “you” refers to a prospective investor. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the over-allotment option to purchase additional shares granted to the underwriters is not exercised in whole or in part.

As used in this prospectus supplement, the terms “Series A Preferred Stock” and “Warrant” refer to the 26,440 shares of Citizens & Northern’s Series A Preferred Stock, having a liquidation preference of $1,000 per share, and the warrant to purchase up to 194,794 shares of Citizens & Northern’s common stock at an initial exercise price of $20.36 per share, respectively, which we issued to the U.S. Department of the Treasury on January 16, 2009. See “Description of Our Preferred Stock and Outstanding TARP Securities” in the accompanying base prospectus for more information on the Series A Preferred Stock and the Warrant.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated by reference in this prospectus by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the effects of future economic, business and market conditions, domestic and foreign, including seasonality;
•	the effects of, and changes in, governmental monetary and fiscal policies;
•	legislative and regulatory changes, including changes in banking, insurance, securities and tax laws and regulations and their application by our regulators;
•	changes in accounting policies, rules and practices;
•	the risk of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
•	the risk of decreases in the value of investment securities we own;
•	the effects of other-than-temporary impairment charges relating to our investment portfolio;
•	failure to realize deferred tax assets;
•	credit risks of borrowers;
•	changes in the availability and cost of credit and capital in the financial markets;
•	changes in the prices, values and sales volumes of residential and commercial real estate;
•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;
•	the failure of assumptions underlying the establishment of allowances or reserves for possible loan losses and other estimates;
•	risks related to our participation in the Troubled Asset Relief Program Capital Purchase Program;
•	possible reductions in our quarterly dividends and regulatory restrictions on our ability to pay dividends;
•	potential undiscovered weaknesses in our internal controls and disclosure controls;
•	a potential decline in the value of our Federal Home Loan Bank of Pittsburgh common stock;
•	our inability to realize growth opportunities or to manage our growth; and
•	other factors and risks, including those detailed in this prospectus supplement and under “Risk Factors” in our filings with the SEC.

Because such forward–looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

S-iii

PROSPECTUS SUMMARY

This summary highlights some information about us and this offering and it may not contain all of the information that is important to you. You should carefully read the sections entitled “Risk Factors” in this prospectus supplement and in the accompanying base prospectus and the documents identified in the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

Citizens & Northern Corporation

We are a Pennsylvania business corporation formed on February 19, 1987, and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through our subsidiaries, we offer a full array of deposit accounts and retail banking services, engage in consumer and commercial lending and provide a wide variety of trust and asset management services, as well as offer securities products and annuities and other insurance products.

Our primary subsidiary, Citizens & Northern Bank, referred to as C&N Bank, a Pennsylvania chartered bank, operates 24 branches in seven counties in north-central Pennsylvania. In addition, First State Bank, Canisteo, N.Y., a New York chartered bank and a wholly-owned subsidiary of Canisteo Valley Corporation, a bank holding company and our wholly-owned subsidiary, operates two branches located in Steuben County, New York. In addition to its lending activities, C&N Bank provides trust and investment management services.

As of September 30, 2009, we had total deposits of approximately $896.9 million, total assets of approximately $1.3 billion and shareholders’ equity of approximately $126.1 million. Citizens & Northern Corporation’s operating revenues and net income are derived primarily from C&N Bank through the payment of dividends.

We also reinsure credit and mortgage life and accident and health insurance through our wholly-owned subsidiary, Bucktail Life Insurance Company, and offer securities brokerage and annuities and other insurance products on an agency basis through C&N Financial Services Corporation, a wholly-owned subsidiary of C&N Bank, through an agreement with a registered broker dealer. Our wholly-owned subsidiary, Citizens & Northern Investment Corporation, holds investment securities.

Our primary objective is to be a highly profitable community-based banking institution for whom our customers appreciate our highly personalized banking services. Our stated mission is to proactively identify and understand our clients’ needs and goals and develop creative solutions to meet those needs. Our business strategy is to combine balanced and sound growth with superior asset quality while emphasizing local and long-term lending and deposit relationships with individuals and small to medium sized business. Our management team and employees provide an array of high quality financial services to our customers. Through the effective implementation of our business strategy, we seek to achieve superior financial results and maximize return for shareholders.

Recent Developments

Results of Operations

On November 9, 2009, we announced our financial results for the quarter and nine-month period ended September 30, 2009. The following presents an overview of those results. This discussion is subject to the risks and uncertainties relating to our business described under “Risk Factors” in this prospectus.

•	We reported a net loss available to common shareholders of approximately $45.0 million, or $5.01 per diluted share, in the first nine months of 2009, primarily attributable to after-tax other-than-temporary impairment (OTTI) charges on available-for-sale securities (net of subsequent gains from selling some of the securities) of approximately $56.4 million. For the first nine months of 2008, we reported net income of approximately $7.9 million, or $0.88 per diluted share.
•	For the third quarter 2009, the net loss available to common shareholders was approximately $28.6 million, or $3.17 per share. In the third quarter 2008, net income available to common shareholders was approximately $1.0 million, or $0.11 per share.

•	Our results for the first nine months of 2009 included positive Core Earnings available to common shareholders of approximately $11.4 million ($1.26 per diluted share), reduced by after-tax OTTI charges on available-for-sale securities (net of subsequent gains from selling some of the securities) of approximately $56.4 million. For the first nine months of 2008, we had Core Earnings of approximately $12.0 million ($1.33 per diluted share). Third quarter 2009 results included Core Earnings of approximately $3.9 million ($0.43 per diluted share), offset by after-tax OTTI charges on available-for-sale securities (net of subsequent gains from selling some of the securities) of approximately $32.5 million. In the third quarter of 2008, Core Earnings was approximately $4.1 million ($0.46 per diluted share).(1)
•	Our interest margin increased approximately $1.1 million, or 3.6%. On a fully taxable-equivalent basis, the interest margin increased approximately $1.7 million, or 5.1%. The interest margin has been positively impacted by lower short-term market interest rates, which have reduced interest rates paid on deposits and borrowings. The interest margin has also been positively impacted by increased levels of investments and high yields on municipal bonds. The interest margin has been negatively impacted by weak consumer loan demand, as average loans outstanding decreased approximately $11.3 million for the first nine months of 2009, as compared to the same period in 2008.
•	The provision for loan losses was approximately $115,000 lower in the first nine months of 2009. The ratio of nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) and other real estate owned, as a percentage of assets, was 0.77% at September 30, 2009, as compared to the 0.69% level at December 31, 2008.
•	Non-interest income decreased approximately $602,000, or 6.2%. In the first nine months of 2008, non-interest income included a gain of approximately $533,000 from redemption of restricted shares of Visa, resulting from Visa’s initial public offering. Also, in the first nine months of 2009, we received no dividend income on our investment in restricted stock issued by the Federal Home Loan Bank of Pittsburgh, while dividend income on this stock was approximately $282,000 in the first nine months of 2008.
•	Non-interest expense increased approximately $616,000, or 2.4%. Federal Deposit Insurance Corporation, or FDIC, insurance costs increased approximately $1.5 million in the first nine months of 2009, to approximately $1.7 million from approximately $161,000 in the same period of 2008. The higher FDIC costs included the effects of premium increases and a special assessment of approximately $589,000. Excluding FDIC costs, total non-interest expense was 3.5% lower in the first nine months of 2009 as compared to the corresponding period in 2008.

(1)	Core Earnings is a non-GAAP financial measure. Core Earnings is an earnings performance measurement which our management has defined to exclude other-than-temporary impairment losses on available-for-sale securities, realized gains and related bank stock sales and income taxes from net (loss) income. Management uses Core Earnings as a means to measure operating performance. Management believes Core Earnings is meaningful to shareholders to evaluate our operating performance because it excludes some of the market volatility impact as it relates to investments in pooled trust-preferred securities and other securities in our investment portfolio. Core Earnings should not be viewed as a substitute for results of operations determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. See “Reconciliation of Non-GAAP Core Earnings” on page S- 4 for a reconciliation of Core Earnings to net (loss) income, the most directly comparable GAAP financial measure.

•	Trust and financial management revenue decreased $301,000, or 11.2%, in the first nine months of 2009 as compared to the same period of 2008. Trust and financial management revenues are significantly affected by the value of assets under management which have been generally lower throughout most of 2009. Over the second and third quarters of 2009, the market values of equity securities have recovered a substantial portion of prior losses in value. At September 30, 2009, total trust assets under management of approximately $592.8 million were 1.5% lower than one year earlier.
•	The average balance of gross loans decreased 1.5% to approximately $730.7 million in the first nine months of 2009 from approximately $742.0 million in the same period of 2008. Due to the challenging economic environment, we have experienced contraction in the balance of our mortgage and consumer loan portfolios, with slight growth in average commercial and tax-exempt loan balances. Our yield on loans fell as rates on new loans as well as existing, variable-rate loans have decreased. The average rate of return on loans was 6.56% in 2009 and 6.92% in 2008.
•	Total average deposits (interest-bearing and noninterest-bearing) increased 4.2%, to approximately $879.3 million in the first nine months of 2009 from approximately $844.0 million in the same period of 2008. This increase has come mainly in interest checking, money market, and individual retirement accounts and is partially offset by a reduction in the balance in certificates of deposit. Consistent with substantial reductions in short-term global interest rates, the average rates incurred on deposit accounts have decreased significantly in 2009 as compared to 2008.
•	Total average borrowed funds decreased approximately $30.6 million to approximately $265.6 million in the first nine months of 2009 from approximately $296.2 million in the same period of 2008. During 2008 and early 2009, we have generally paid off long-term borrowings as they matured using the cash flow received from loans, mortgage-backed securities, and growth in deposit balances. The average rate on borrowed funds was 3.79% in the first nine months of 2009, down from 4.02% in the same period of 2008. This change primarily reflects lower rates being paid on customer repurchase agreements, which make up most of our short-term borrowed funds.

Change in Dividend Policy

Based upon guidance issued by the Federal Reserve Board concerning the payment of dividends, on November 10, 2009, our Board of Directors approved a reduction in our quarterly dividend of at least fifty percent (50%) (from $0.24 per share to no more than $0.12 per share) commencing in the fourth quarter of 2009, subject to regulatory approval. No determination has been made by our Board of Directors regarding whether or what amount of dividends will be paid in future quarters. Additionally, there can be no assurance that regulatory approval will be granted by the Federal Reserve Board to pay the reduced dividend. See “Dividend Policy.”

Corporate Information

Our principal executive offices are located at 90-92 Main Street, Wellsboro, Pennsylvania 16901, and our telephone number at that address is (570) 724-3411. We maintain an Internet website at www.cnbankpa.com. The foregoing website address is intended to be an inactive textual reference only. The information on this website is not a part of this prospectus.

Reconciliation of Non-GAAP Core Earnings (Unaudited)
(In thousands, except per-share data)

	2009		2008
	(Loss)/ Income	Diluted EPS	(Loss)/ Income	Diluted EPS
QUARTER ENDED SEPTEMBER 30:
Net (loss) income available to common shareholders	($28,567)	($3.17)	$1,012	$0.11
Other-than-temporary impairment losses on available-for-sale securities	(47,947)		(4,747)
Realized gains on related bank stock sales	70		0
Other-than-temporary impairment losses on available-for-sale securities, net of related gains	(47,877)		(4,747)
Income taxes(a)	15,392		1,614
Other-than-temporary impairment losses, net	(32,485)		(3,133)
Core earnings available to common shareholders	$3,918	$0.43	$4,145	$0.46
NINE MONTHS ENDED SEPTEMBER 30:
Net (loss) income available to common shareholders	($45,005)	($5.01)	$7,881	$0.88
Other-than-temporary impairment losses on available-for-sale securities	(84,407)		(6,167)
Realized gains on related bank stock sales	361		0
Other-than-temporary impairment losses on available-for-sale securities, net of related gains	(84,046)		(6,167)
Income taxes(a)	27,690		2,097
Other-than-temporary impairment losses, net	(56,356)		(4,070)
Core earnings available to common shareholders	$11,351	$1.26	$11,951	$1.33

(a)	Income tax has been allocated to the non-core losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes. The valuation allowance, which was recorded in the third quarter 2009, is described in more detail in Note 11 to the unaudited, consolidated financial statements included in our quarterly report on Form 10-Q filed with the SEC on November 9, 2009.

The Offering

Common stock offered
2,500,000 shares (or 2,875,000 shares if the underwriters exercise in full the over-allotment option to purchase additional shares)
Over-allotment option
The underwriters may purchase up to an additional 375,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Common stock outstanding after this offering(1)
11,736,701 shares, or 12,111,701 shares if the underwriters exercise their over-allotment option in full.
Net proceeds
We estimate that our net proceeds from this offering (after deducting offering expenses payable by us) will be approximately $18,575,000 million, or approximately $21,410,000 million if the underwriters exercise their over-allotment option in full.
Use of proceeds
We intend to use our net proceeds of this offering for general corporate purposes which may include, without limitation, making investments at the holding company level, providing capital to support our subsidiaries, including C&N Bank, supporting asset and deposit growth, engaging in acquisitions or other business combinations, and reducing or refinancing existing debt. We do not have any specific plans for acquisitions or other business combinations at this time. Among other things, we may also seek regulatory approval to repurchase the Series A Preferred Stock and the Warrant with the net proceeds of this offering and other cash available to us. We have not determined if, or when, we will seek such regulatory approval. Allocations of the net proceeds from this offering to specific purposes have not been made as of the date of this prospectus supplement. See “Use of Proceeds.”
NASDAQ Capital Market symbol
CZNC
Risk Factors
An investment in our common stock involves risks. You should carefully consider the risks described below under the heading “Risk Factors” and the other information included in this prospectus supplement and the accompanying base prospectus before you purchase any shares of our common stock.

(1)	The number of shares of common stock outstanding immediately after the closing of this offering is based on 9,236,701 shares of common stock outstanding as of November 24, 2009. Unless otherwise indicated, the number of outstanding shares of common stock presented in this prospectus supplement excludes: 375,000 shares of common stock issuable pursuant to the exercise of the underwriters’ over-allotment option; 2,256,853 shares of common stock authorized for future issuance pursuant to our dividend reinvestment and stock purchase and sale plan as of November 24, 2009; 321,808 shares of common stock issuable upon exercise of outstanding options under our equity incentive and director plans as of November 24, 2009; and the 194,794 shares of common stock issuable upon exercise of the Warrant at an exercise price of $20.36 per share. Of the options outstanding under our equity incentive and director plans as of November 24, 2009, 321,808 of the options were exercisable as of that date, at a weighted average exercise price of $20.41 per share.

Summary Selected Consolidated Financial Data

The following table sets forth summary historical consolidated financial information as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 (which has been derived from our audited consolidated financial statements), and as of and for the nine months ended September 30, 2009 and 2008. The summary historical financial information as of and for the nine months ended September 30, 2009 and 2008 is unaudited. The unaudited financial information as of and for the nine months ended September 30, 2009 and 2008 has been prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the data for such periods. The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the results of operations to be expected for the full year or any future period. The following summary selected consolidated financial information should be read in conjunction with our consolidated financial statements and related notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which have been filed with the SEC and are incorporated herein by reference.

	As of or for the Nine Months Ended September 30,		As of or for the Year Ended December 31,
(Dollars in thousands, except share and per share data)	2009	2008	2008	2007	2006	2005	2004
INCOME STATEMENT	(unaudited)
Interest and fee income	$51,720	$55,648	$74,237	$70,221	$64,462	$61,108	$57,922
Interest expense	18,786	23,854	31,049	33,909	30,774	25,687	22,606
Net interest income	32,934	31,794	43,188	36,312	33,688	35,421	35,316
Provision for loan losses	554	669	909	529	672	2,026	1,400
Net interest income after provision for loan losses	32,380	31,125	42,279	35,783	33,016	33,395	33,916
Noninterest income excluding securities (losses)/gains and gains from sale of credit card loans	9,102	9,704	12,883	10,440	7,970	7,636	6,922
Net impairment losses recognized in earnings from available-for-sale securities	(84,407)	(6,167)	(10,088)	0	0	0	0
Realized gains on available-for-sale securities	885	707	750	127	5,046	1,802	2,877
Gain from sale of credit card loans	0	0	0	0	340	1,906	0
Noninterest expense	26,073	25,457	33,446	33,283	31,614	28,962	26,001
Income before income tax provision	(68,113)	9,912	12,378	13,067	14,758	15,777	17,714
Income tax provision	(24,163)	2,031	2,319	2,643	2,772	2,793	2,851
Net (loss) income	(43,950)	7,881	10,059	10,424	11,986	12,984	14,863
U.S. Treasury preferred dividends	1,055	0	0	0	0	0	0
Net (loss) income available to common shareholders	$(45,005)	$7,881	$10,059	$10,424	$11,986	$12,984	$14,863
PER COMMON SHARE DATA:(1)
Basic earnings per share	$(5.01)	$0.88	$1.12	$1.19	$1.42	$1.53	$1.76
Diluted earnings per share	$(5.01)	$0.88	$1.12	$1.19	$1.42	$1.52	$1.75
Cash dividends declared per share	$0.72	$0.72	$0.96	$0.96	$0.96	$0.93	$0.89
Stock dividend	—	—	—	1%	1%	1%	1%
Book value per common share at period-end	$11.02	$13.65	$13.66	$15.34	$15.51	$15.58	$15.61
Tangible book value per common share at period-end	$9.64	$12.20	$12.22	$13.85	$15.13	$15.18	$15.61
Weighted average common shares outstanding – basic	8,978,665	8,965,230	8,961,805	8,784,134	8,422,495	8,458,813	8,433,494
Weight Weighted average common shares outstanding – diluted	8,978,665	8,985,211	8,983,300	8,795,366	8,448,169	8,517,598	8,481,750

	At or for the Nine Months Ended September 30,		At or for the Year Ended December 31,
(Dollars in thousands)	2009	2008	2008	2007	2006	2005	2004
END OF PERIOD BALANCES	(unaudited)
Available-for-sale securities	$399,112	$417,761	$419,688	$432,755	$356,665	$427,298	$475,085
Gross loans	728,479	748,909	743,544	735,941	687,501	653,299	579,613
Allowance for loan losses	8,188	8,498	7,857	8,859	8,201	8,361	6,787
Total assets	1,283,378	1,288,897	1,281,637	1,283,746	1,127,368	1,162,954	1,123,002
Deposits	896,866	856,576	864,057	838,503	760,349	757,065	676,545
Borrowings	249,504	302,045	285,473	300,132	228,440	266,939	305,005
Stockholders' equity	126,053	122,074	122,026	137,781	129,888	131,968	131,585
Common stockholders’ equity (stockholders’ equity, excluding preferred stock)	100,347	122,074	122,026	137,781	129,888	131,968	131,585
AVERAGE BALANCES
Total assets	1,296,174	1,281,551	1,280,924	1,178,904	1,134,689	1,144,619	1,114,041
Earning assets	1,218,763	1,199,189	1,202,872	1,090,035	1,055,103	1,065,189	1,036,535
Gross loans	730,738	742,018	743,741	729,269	662,714	618,344	551,352
Deposits	879,324	843,950	847,714	812,255	750,982	702,404	669,307
Stockholders' equity	143,798	133,494	130,790	138,669	131,082	132,465	128,374
KEY RATIOS
Return on average assets (annualized)	-4.52%	0.82%	0.79%	0.88%	1.06%	1.13%	1.33%
Return on average equity (annualized)	-40.75%	7.87%	7.69%	7.52%	9.14%	9.80%	11.58%
Average equity to average assets	11.09%	10.42%	10.21%	11.76%	11.55%	11.57%	11.52%
Net interest margin(2)	3.85%	3.72%	3.77%	3.51%	3.42%	3.62%	3.78%
Efficiency(3)	59.04%	59.10%	57.40%	68.39%	71.73%	62.68%	56.35%
Cash dividends as a % of diluted earnings per share	NM	81.82%	85.71%	80.67%	67.61%	61.18%	50.86%
Tier 1 leverage	7.60%	10.24%	10.12%	10.91%	11.22%	10.62%	10.69%
Tier 1 risk-based capital	12.46%	14.97%	13.99%	15.46%	16.51%	16.52%	17.17%
Total risk-based capital	13.58%	15.96%	14.84%	16.52%	17.97%	18.19%	18.89%
Tangible common equity/tangible assets(4)	6.91%	8.55%	8.61%	9.79%	11.27%	11.09%	11.72%

NM = Not a meaningful ratio because earnings were negative for the period.

(1)	All share and per share data have been restated to give effect to stock dividends and splits.
(2)	Rates of return on tax-exempt securities and loans are calculated on a fully-taxable equivalent basis.
(3)	The efficiency ratio is calculated by dividing total noninterest expense by the sum of net interest income (including income from tax-exempt securities and loans on a fully-taxable equivalent basis) and noninterest income on a fully-taxable equivalent basis) and noninterest income excluding securities (losses)/gains and gains from sale of credit card loans.
(4)	Tangible common equity and tangible assets are non-GAAP financial measures calculated using GAAP amounts. We calculate tangible common equity by excluding the balance of goodwill, intangible assets and preferred equity from our calculation of shareholders' equity. We calculate tangible assets by excluding the balance of goodwill and other intangible assets from the calculation of risk-based capital ratios. Management believes that this is consistent with the treatment by bank regulatory agencies, which exclude goodwill and other intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures as calculated by other companies. A reconciliation of the non-GAAP ratio of tangible common equity to tangible assets is provided below.

	September 30,		December 31,
	2009	2008	2008	2007	2006	2005	2004
Total stockholders' equity	$126,053	$122,074	$122,026	$137,781	$129,888	$131,968	$131,585
Less: preferred stock	(25,706)	0	0	0	0	0	0
Less: intangible assets	(12,525)	(12,978)	(12,840)	(13,410)	(3,145)	(3,383)	0
Tangible common equity	87,822	109,096	109,186	124,371	126,743	128,585	131,585
Total assets	1,283,378	1,288,897	1,281,637	1,283,746	1,127,368	1,162,954	1,123,002
Less: intangible assets	(12,525)	(12,978)	(12,840)	(13,410)	(3,145)	(3,383)	0
Tangible assets	1,270,853	1,275,919	1,268,797	1,270,336	1,124,223	1,159,571	1,123,002
Tangible common equity/tangible assets	6.91%	8.55%	8.61%	9.79%	11.27%	11.09%	11.72%

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the following risk factors, in addition to the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision to purchase shares of our common stock in this offering. The risks and uncertainties described below and those incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected. In that case, the market price of our common stock could decline substantially and you could lose all or a part of your investment.

Risks Related to Our Business and Industry

We may be required to make further increases in our provisions for loan losses and to charge off additional loans in the future, which could materially adversely affect us.

There is no precise method of predicting loan losses. We can give no assurance that our allowance for loan losses is or will be sufficient to absorb actual loan losses. We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expense, that represents management’s best estimate of probable incurred losses within the existing portfolio of loans. The level of the allowance reflects management’s evaluation of, among other factors, the status of specific impaired loans, trends in historical loss experience, delinquency trends, credit concentrations and economic conditions within our market area. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and judgment and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require us to increase our allowance for loan losses. Increases in nonperforming loans have a significant impact on our allowance for loan losses. We believe that in 2008 and 2009, our market area has not experienced as much deterioration in the real estate markets as has occurred in much of the nation. However, if adverse trends in real estate markets spread to our area on a larger scale, we would expect to experience increased delinquencies and credit losses, particularly with respect to residential, construction and commercial mortgage loans. Moreover, we expect that the current recession may negatively impact economic conditions in our market areas and that we could experience significantly higher delinquencies and credit losses.

In addition, bank regulatory agencies periodically review our allowance for loan losses and may require us to increase the provision for loan losses or to recognize further loan charge-offs, based on judgments that differ from those of management. If loan charge-offs in future periods exceed our allowance for loan losses, we will need to record additional provisions to increase our allowance for loan losses. Furthermore, growth in our loan portfolio would generally lead to an increase in the provision for loan losses. Generally, increases in our allowance for loan losses will result in a decrease in net income and stockholders’ equity, and may have a material adverse effect on our financial condition, results of operations and cash flows.

Our results of operations and financial condition may be materially and adversely affected by other-than-temporary impairment charges relating to our investment portfolio.

For the nine months ended September 30, 2009, we recorded impairment charges totaling approximately $84.4 million, including an other-than-temporary impairment charge of approximately $81.6 million and the impact of changes in accounting principles related to recognition of credit losses on debt securities totaling approximately $2.8 million. Although we have written down a substantial portion of the securities in our investment portfolio as of September 30, 2009, we may be required to record future impairment charges on our investment securities if they suffer declines in value that we determine are other-than-temporary. Numerous factors, including the lack of liquidity for re-sales of certain investment securities, the absence of reliable pricing information for investment securities, adverse changes in the business climate, adverse regulatory actions or unanticipated changes in the competitive environment, could have a negative effect on our investment portfolio in future periods. If an impairment charge is significant enough, it could affect the ability of C&N Bank or Citizens & Northern Investment Corporation to pay dividends to us, which could materially adversely affect us and our ability to pay dividends to shareholders. Significant impairment charges could also negatively impact our regulatory capital ratios and result in us not being classified as “well-capitalized” for regulatory purposes.

Our investment portfolio includes pooled trust-preferred securities and equity securities of banks and bank holding companies. Our pooled trust-preferred securities are composed of debt issued primarily by financial institutions, and to a lesser extent insurance companies and real estate investment trusts. All of our pooled trust-preferred securities were deemed investment grade by Moody’s and/or Fitch when they were purchased; however, all of the rated securities have since been downgraded by Moody’s and by Fitch. Trading volume in pooled trust-preferred securities has been limited and consisted almost entirely of sales by distressed sellers. As of September 30, 2009, our investment in a senior tranche security has an investment grade rating; however, all the mezzanine tranche securities have ratings several levels below investment grade or are not rated. Our equity securities consist primarily of investments in banks and bank holding companies. As of September 30, 2009, the fair values of many of our equity securities were less than cost.

The $84.4 million of impairment charges we recorded in the nine months ended September 30, 2009, included approximately $72.8 million from pooled trust-preferred securities, approximately $6.3 million from bank stocks, approximately $3.2 million from trust-preferred securities issued by individual financial institutions and approximately $2.2 million from non-U.S. Government Agency collateralized mortgage obligations. This contributed to our net loss available to common shareholders of $45.0 million for the nine months ended September 30, 2009. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant. We may be required to recognize additional other-than-temporary impairment in the future. The risk of future other-than-temporary impairment may be influenced by, among other things, additional bank failures, prolonged recession in the U.S. economy, changes to real estate values, interest deferrals and government assistance to financial institutions. To the extent we continue to experience other-than-temporary impairment charges, our results of operations and financial condition may be negatively affected.

See “ — Our investment portfolio is heavily invested in banks and holding companies. Changes in the value or performance of these securities could adversely impact our financial condition and results of operation” below for discussion of our investment in banks and bank holding companies.

Our investment portfolio is heavily invested in banks and bank holding companies. Changes in the value or performance of these securities could adversely impact our financial condition and results of operation.

Other than government securities, our investment portfolio consists of investments in banks and bank holding companies. Our bank-related investments include pooled trust-preferred securities (which are long-term instruments, mainly issued by banks, comprised of debt, typically with 30 or more companies included in each pool), trust-preferred securities issued by individual financial institutions, a corporate bond and equity securities of banks and bank holding companies. At September 30, 2009, we had approximately $15.0 million of investments in banks and bank holding companies. The value of these securities has been impacted by the unfavorable economic conditions as well as a particular bank’s specific circumstances.

Beginning at the end of 2007, the banking industry generally was materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. Market conditions have also led to the failure or merger of a number of prominent financial institutions, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, including in financial institutions, as well as other factors, have all combined to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity. Banks have suffered significant losses and have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. As a result, the value of our investments, both equity and pooled trust-preferred securities, has declined. We recorded OTTI charges attributed to our investment in banks (exclusive of collateralized mortgage obligations) of approximately $82.3 million for the nine months ended September 30, 2009. If the value of the securities we hold continues to decline, our results of operations and financial condition may be negatively affected.

See “— Our results of operations and financial condition may be materially and adversely affected by other-than-temporary impairment charges relating to our investment portfolio” above for an additional discussion of risks related to our investment portfolio.

Our assets as of September 30, 2009 include a deferred tax asset and we may not be able to realize the full amount of such asset.

We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. At September 30, 2009, the net deferred tax asset was approximately $31.1 million, up from a balance of approximately $16.4 million at December 31, 2008. The increase in net deferred tax asset resulted mainly from other-than-temporary impairment losses on securities for financial reporting purposes, which are not currently deductible for federal income tax reporting purposes. The net deferred tax asset balance at September 30, 2009 attributable to realized securities losses was $30.3 million, exclusive of a valuation allowance of $886,000.

We regularly review our deferred tax assets for recoverability based on history of earnings, expectations for future earnings and expected timing of reversals of temporary differences. Realization of deferred tax assets ultimately depends on the existence of sufficient taxable income, including taxable income in prior carryback years, as well as future taxable income. Of the total deferred tax asset from realized losses on securities, a portion is from securities that, if we were to sell them, would be classified as capital losses for income tax reporting purposes. The valuation allowance at September 30, 2009 reflects the excess of the tax benefit that would be generated from selling all of the capital assets, over the amount that could be realized from the available carryback and offset against capital gains generated from 2006 through 2008. Realization of the remaining $886,000 of tax benefits associated with capital assets is dependent upon realization of future capital gains. After adjustment for the valuation allowance of capital assets, we believe the recorded net deferred tax asset at September 30, 2009 is fully realizable; however, if we determine that we will be unable to realize all or part of the net deferred tax asset, we would adjust this deferred tax asset, which would negatively impact our earnings or increase our net loss.

If we need to, or are compelled to, raise additional capital in the future, that capital may not be available when it is needed and on terms favorable to current shareholders.

Federal banking regulators require us and our banking subsidiaries to maintain adequate levels of capital to support our operations. These capital levels are determined and dictated by law, regulation and banking regulatory agencies. In addition, capital levels are also determined by our management and board of directors based on capital levels that they believe are necessary to support our business operations. At September 30, 2009, all three capital ratios for us and each of our banking subsidiaries were above “well capitalized” levels under current bank regulatory guidelines. To be “well capitalized,” banking companies generally must maintain a tier 1 leverage ratio of at least 5%, a Tier 1 risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. However, our regulators may require us or our banking subsidiaries to operate with higher capital levels. For example, regulators recently have required some banks to attain a Tier 1 leverage ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 10%, and a total risk-based capital ratio of at least 12%.

Our ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital on terms and time frames acceptable to us or to raise additional capital at all. If we cannot raise additional capital in sufficient amounts when needed, our ability to comply with regulatory capital requirements could be materially impaired. Additionally, the inability to raise capital in sufficient amounts may adversely affect our operations, financial condition and results of operating. Our ability to borrow could also be impaired by factors that are nonspecific to us, such as severe disruption of the financial markets or negative news and expectations about the prospects for the financial services industry as a whole as evidenced by recent turmoil in the domestic and worldwide credit markets. If we raise capital through the issuance of additional shares of our common stock or other securities, we would likely dilute the ownership interests of current investors and could dilute the per share book value and earnings per share of our common stock. Furthermore, a capital raise through issuance of additional shares may have an adverse impact on our stock price.

We are a holding company dependent for liquidity on payments from our subsidiaries, which are subject to restrictions.

We are a holding company and depend on dividends, distributions and other payments from our subsidiaries to fund dividend payments and to fund all payments on obligations. Many of our subsidiaries are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations or dividend payments. In addition, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

Unfavorable economic and market conditions due to the current global financial crisis may materially and adversely affect us.

Economic and market conditions in the United States and around the world have deteriorated significantly and may remain depressed for the foreseeable future. Conditions such as slowing or negative growth and the sub-prime debt devaluation crisis have resulted in a low level of liquidity in many financial markets and extreme volatility in credit, equity and fixed income markets. These economic developments could have various effects on us, including insolvency of major customers and a negative impact on the investment income we are able to earn on our investment portfolio.

Since lending money is an essential part of our business, due to the current economic conditions, customers may be unable or unwilling to borrow money or repay funds already borrowed. The risk of non-payment is affected by credit risks of a particular customer, changes in economic conditions, the duration of the loan and, in the case of a collateralized loan, uncertainties as to the future value of the collateral and other factors. The potential effects of the current global financial crisis are difficult to forecast and mitigate. As a consequence, our operating results for a particular period are difficult to predict. The impact of this situation, together with concerns regarding the financial strength of financial institutions, has led to distress in credit markets and liquidity issues for financial institutions. Some financial institutions around the world have failed; others have been forced to seek acquisition partners. The United States and other governments have taken unprecedented steps to try to stabilize the financial system, including investing in financial institutions. Our business and our financial condition and results of operations could be adversely affected by (1) continued or accelerated disruption and volatility in financial markets, (2) continued capital and liquidity concerns regarding financial institutions generally and our counterparties specifically, (3) limitations resulting from further governmental action in an effort to stabilize or provide additional regulation of the financial system, or (4) recessionary conditions that are deeper or last longer than currently anticipated.

Because our business is concentrated in north central Pennsylvania and southern New York, our financial performance could be materially adversely affected by economic conditions and real estate values in these market areas.

Our operations and the properties securing our loans are primarily in the Pennsylvania Counties of Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean, and in Steuben and Allegany Counties in New York State. Our operating results depend largely on economic and real estate valuations in these and surrounding areas. A deterioration in the economic conditions in these market areas could materially adversely affect our operations and increase loan delinquencies, increase problem assets and foreclosures, increase claims and lawsuits, decrease the demand for our products and services and decrease the value of collateral securing loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with nonperforming loans and collateral coverage.

Changes in interest rates could adversely impact our financial condition and results of operations.

Our operating income, net income and liquidity depend to a great extent on our net interest margin, i.e., the difference between the interest yields we receive on loans, securities and other interest earning assets and the interest rates we pay on interest-bearing deposits, borrowings and other liabilities. These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions and monetary and fiscal policies of various governmental and regulatory authorities, including the Board of

Governors of the Federal Reserve System, or the Federal Reserve. If the rate of interest we pay on our interest-bearing deposits, borrowings and other liabilities increases more than the rate of interest we receive on loans, securities and other interest earning assets, our net interest income, and therefore our earnings, and liquidity could be materially adversely affected. Our earnings and liquidity could also be materially adversely affected if the rates on our loans, securities and other investments fall more quickly than those on our deposits, borrowings and other liabilities. Our operations are subject to risks and uncertainties surrounding our exposure to change in interest rate environment.

Additionally, based on our analysis of the interest rate sensitivity of our assets, an increase in the general level of interest rates will negatively affect the market value of our investment portfolio because of the relatively long duration of the securities included in our investment portfolio.

We are required to make a number of judgments in applying accounting policies and different estimates and assumptions in the application of these policies could result in a decrease in capital and/or other material changes to our reports of financial condition and results of operations. Also, changes in accounting standards can be difficult to predict and can materially impact how we record and report our financial condition and results of operations.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and reserve for unfunded lending commitments and the fair value of certain financial instruments (securities, derivatives, and privately held investments). While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in a decrease to net income and, possibly, capital and may have a material adverse effect on our financial condition and results of operations.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. From time to time, the Financial Accounting Standards Board changes the financial accounting and reporting standards that govern the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations.

Competition from other banks and financial institutions in originating loans, attracting deposits and providing various financial services may adversely affect our profitability and liquidity.

We have substantial competition in originating loans, both commercial and consumer, in our market area. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Some of our competitors enjoy advantages, including greater financial resources and access to capital, stronger regulatory ratios, and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce our net income and liquidity by decreasing the number and size of loans that we originate and the interest rates we may charge on these loans.

In attracting business and consumer deposits, we face substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Some of our competitors enjoy advantages, including greater financial resources and access to capital, stronger regulatory ratios, stronger asset quality and performance, more aggressive marketing campaigns, better brand recognition and more branch locations. These competitors may offer higher interest rates than we do, which could decrease the deposits that we attract or require us to increase our rates to retain existing deposits or attract new deposits. Increased deposit competition could materially adversely affect our ability to generate the funds necessary for lending operations. As a result, we may need to seek other sources of funds that may be more expensive to obtain and could increase our cost of funds.

We operate in a highly regulated environment and may be adversely affected by changes in laws or regulations.

We are subject to extensive regulation and supervision under federal and state laws and regulations. The requirements and limitations imposed by such laws and regulations limit the manner in which we conduct our business, undertake new investments and activities and obtain financing. These regulations are designed primarily for the protection of the deposit insurance funds and consumers and not to benefit our shareholders. Financial institution regulation has been the subject of significant legislation in recent years and may be the subject of further significant legislation in the future, none of which is within our control. There are currently several legislative proposals pending in Congress and proposed rule makings by the federal banking regulators which, if adopted as proposed, will impact the banking industry. On June 17, 2009, the U.S. Department of the Treasury released a financial regulatory reform plan that would, if enacted, represent the most sweeping reform of financial regulation and financial services in decades. These programs and proposals subject us and other financial institutions to additional restrictions, oversight and costs that may have an adverse impact on our business, financial condition, results of operations or the price of our common stock. If enacted, the Treasury Department’s financial reform plan would substantially increase regulation of the financial services industry and impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices. Federal and state regulatory agencies also frequently adopt changes to their regulations or change the manner in which existing regulations are applied or enforced. We cannot predict the substance or impact of pending or future legislation, regulation or the application thereof. Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner.

Our participation in TARP CPP subjects us to additional restrictions, oversight and costs, and has other potential consequences, that could materially affect our business, results of operations and prospects.

On October 3, 2008, the Emergency Economic Stabilization Act of 2008, or the EESA, was signed into law. Under EESA, the U.S. Department of Treasury, or the Treasury, has the authority to, among other things, invest in financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. Pursuant to this authority, the Treasury announced its Troubled Asset Relief Program Capital Purchase Program, or TARP CPP, under which it is purchasing preferred stock and warrants in eligible institutions, including us, to increase the flow of credit to businesses and consumers and to support the overall United States economy.

On January 16, 2009, we issued 26,440 shares of Series A Preferred Stock and a warrant to purchase 194,794 shares of common stock at an exercise price of $20.36 per share to the Treasury for an aggregate price of approximately $26.44 million. As a result of our participation in the TARP CPP:

•	We are subject to restrictions, oversight and costs that may have an adverse impact on our financial condition, results of operations and the price of our common stock. For example, the American Recovery and Reinvestment Act of 2009 enacted in February 2009 and subsequently adopted Interim Final Regulations contain significant limitations on the amount and form of bonus, retention and other incentive compensation that participants in the TARP CPP may pay to executive officers and senior management. These provisions may adversely affect our ability to attract and retain executive officers and other key personnel.
•	TARP CPP imposes restrictions on our ability to pay cash dividends on, and to repurchase, our common stock.
•	The Treasury has the right to appoint two persons to our board of directors if we miss dividend payments for six dividend periods, whether or not consecutive, on the Series A Preferred Stock.
•	Future federal statutes may adversely affect the terms of the TARP CPP that are applicable to us and the Treasury may amend the terms of our agreement with them unilaterally if required by future statutes, including in a manner materially adverse to us.

•	Compliance with current and potential regulatory initiatives applicable to TARP CPP participants as well as additional scrutiny from regulatory authorities may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner.

Congress has held hearings on the implementation of the TARP CPP and the use of funds and may adopt further legislation impacting financial institutions that have obtained funding under the TARP CPP requiring, among other things, changes in lending and other practices that legislators believe led to the current economic situation. Although it is unclear what, if any, additional legislation will be enacted into law or rules will be issued, certain laws or rules may be enacted or imposed administratively by the Treasury that could further restrict our operations or increase governmental oversight of our businesses and our corporate governance practices. The Special Inspector General for the Troubled Asset Relief Program, or TARP, has requested information from CPP and other TARP participants, including a description of past and anticipated uses of the TARP funds and plans for addressing executive compensation requirements under the TARP CPP. We and other TARP CPP participants are also required to submit monthly reports about their lending and financial intermediation activities to the Treasury. It is unclear at this point what the ramifications of such disclosure are or may be in the future.

A substantial decline in the value of our Federal Home Loan Bank of Pittsburgh common stock may adversely affect our financial condition.

We own common stock of the Federal Home Loan Bank of Pittsburgh, or the FHLB, in order to qualify for membership in the Federal Home Loan Bank system, which enables us to borrow funds under the Federal Home Loan Bank advance program. The carrying value and fair market value of our FHLB common stock was $8.6 million as of September 30, 2009.

Published reports indicate that certain member banks of the Federal Home Loan Bank system may be subject to asset quality risks that could result in materially lower regulatory capital levels. In December 2008, the FHLB had notified its member banks that it had suspended dividend payments and the repurchase of capital stock until further notice is provided. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the FHLB, could be substantially diminished or reduced to zero. Consequently, given that there is no market for our FHLB common stock, we believe that there is a risk that our investment could be deemed other-than-temporarily impaired at some time in the future. If this occurs, it may adversely affect our results of operations and financial condition. If the FHLB were to cease operations, or if we were required to write-off our investment in the FHLB, our business, financial condition, liquidity, capital and results of operations may be materially adversely affected.

Increases in FDIC insurance premiums may have a material adverse effect on our results of operations.

During 2008 and continuing in 2009, higher levels of bank failures have dramatically increased resolution costs of the Federal Deposit Insurance Corporation, or the FDIC, and depleted the deposit insurance fund. In addition, the FDIC and the U.S. Congress have taken action to increase federal deposit insurance coverage, placing additional stress on the deposit insurance fund.

In order to maintain a strong funding position and restore reserve ratios of the deposit insurance fund, the FDIC increased assessment rates of insured institutions uniformly by seven cents for every $100 of deposits beginning with the first quarter of 2009, with additional changes beginning April 1, 2009, which require riskier institutions to pay a larger share of premiums by factoring in rate adjustments based on secured liabilities and unsecured debt levels.

To further support the rebuilding of the deposit insurance fund, the FDIC imposed a special assessment on each insured institution, equal to five basis points of the institution’s total assets minus Tier 1 capital as of September 30, 2009. For our banks, this represents an aggregate charge of approximately $589,000, which was recorded as a pre-tax charge during the second quarter of 2009. The FDIC has indicated that future special assessments are possible, although it has not determined the magnitude or timing of any future assessments.

We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums. Our expenses for the nine months ended September 30, 2009 have been significantly and adversely affected by these increased premiums and the special assessment. These increases and assessment and any future increases in insurance premiums or additional special assessments may materially adversely affect our results of operations.

An interruption or breach in security with respect to our information system, or our outsourced service providers, could adversely impact our reputation and have an adverse impact on our financial condition or results of operations.

We rely on software, communication, and information exchange on a variety of computing platforms and networks and over the Internet. Despite numerous safeguards, we cannot be certain that all of our systems are entirely free from vulnerability to attack or other technological difficulties or failures. We rely on the services of a variety of vendors to meet our data processing and communication needs. If information security is breached or other technology difficulties or failures occur, information may be lost or misappropriated, services and operations may be interrupted and we could be exposed to claims from customers. Any of these results could have a material adverse effect on our financial condition, results of operations or liquidity.

Our strategic plan involves growth and we may not be able to execute it successfully.

In recent years, our growth strategy has focused on increasing our presence in the Lycoming County market and we have expanded our operations by acquisitions and by building and opening new branches. Our future financial performance will depend on our ability to take advantage of growth opportunities as they arise and manage our future growth. Failure to execute our strategy could have a material adverse effect on our financial condition, results of operations or liquidity.

If we fail to comply with insurance industry regulations, or if those regulations become more burdensome, it could negatively impact our profitability.

Through Bucktail Life Insurance Company and C&N Financial Services Corporation, two of our subsidiaries, we are engaged in insurance-related activities regulated by the Arizona Department of Insurance and the Pennsylvania Department of Insurance, as well as, to a more limited extent, the federal government and the insurance departments of other states in which we do business. The cancellation or suspension of our licenses or ability to operate in these states, as a result of any failure to comply with the applicable insurance laws and regulations, may negatively impact our operating results. Regulatory authorities have relatively broad discretion to deny or revoke licenses for various reasons, including the violation of regulations. Further, changes in the level of regulation of the insurance industry or changes in laws or regulations themselves or interpretations by regulatory authorities could adversely affect our ability to operate our business.

If we fail to maintain an effective system of internal control over financial reporting and disclosure controls and procedures, we may be unable to accurately report our financial results and comply with the reporting requirements under the Securities Exchange Act of 1934. As a result, current and potential shareholders may lose confidence in our financial reporting and disclosure required under the Securities Exchange Act of 1934, which could adversely affect our business and could subject us to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, referred to as Section 404, we are required to include in our Annual Reports on Form 10-K, our management’s report on internal control over financial reporting. While we have reported no “significant deficiencies” or “material weaknesses” in the Form 10-K for the fiscal year ended December 31, 2008, we cannot guarantee that we will not have any “significant deficiencies” or “material weaknesses” reported by our independent registered public accounting firm in the future. Compliance with the requirements of Section 404 is expensive and time-consuming. If, in the future, we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation, we could be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting. In addition, any failure to establish an effective system of disclosure controls and procedures could cause our current and potential shareholders and customers to lose confidence in our financial reporting and disclosure required under the Securities Exchange Act of 1934, which could adversely affect our business.

Risks Related to Our Common Stock and this Offering

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Stock price volatility may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly results of operations;
•	recommendations by securities analysts;
•	operating and stock price performance of other companies that investors deem comparable to us;
•	any failure to pay dividends on our common stock or a reduction in dividends;
•	continued levels of loan quality and volume origination;
•	the adequacy of loan loss reserves;
•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;
•	interest rate, market and monetary fluctuations;
•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;
•	changes in consumer spending and saving habits relative to the financial services we provide;
•	relationships with major customers;
•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;
•	news reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;
•	perceptions in the marketplace regarding us and/or our competitors;
•	new technology used, or services offered, by competitors;
•	deposit flows;
•	changes in accounting principles, policies and guidelines;
•	rapidly changing technology;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;
•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;
•	changes in and compliance with laws and government regulations of federal, state and local agencies; and
•	geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.

Our common stock is not insured by any governmental entity, and, therefore, an investment in our common stock involves risk.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of the Series A Preferred Stock that we issued to the Treasury in connection with our participation in the TARP CPP. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, and to preference rights of the Series A Preferred Stock. As of September 30, 2009, the aggregate liquidation preference of our Series A Stock was $26.44 million.

There are restrictions on our ability to pay cash dividends.

Although we have historically paid cash dividends, there is no assurance that we will continue to pay cash dividends. Based upon guidance issued by the Federal Reserve Board concerning the payment of dividends discussed below, on November 10, 2009 our Board of Directors approved a reduction in our quarterly dividend of at least fifty percent (50%) (from $0.24 per share to no more than $0.12 per share) commencing in the fourth quarter of 2009, subject to regulatory approval. No determination has been made by our Board of Directors regarding whether or what amount of dividends will be paid in future quarters. Additionally, there can be no assurance that regulatory approval will be granted by the Federal Reserve Board to pay the reduced dividend. Future payment of cash dividends, if any, will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the board may deem relevant and will be subject to applicable federal and state laws that impose restrictions on our and our subsidiaries’ ability to pay dividends, as well as guidance issued from time to time by regulatory authorities. Our ability to pay dividends depends primarily on receipt of dividends from our direct and indirect subsidiaries.

Under guidance issued by the Federal Reserve, as a bank holding company we are to consult the Federal Reserve before declaring dividends and are to strongly consider eliminating, deferring, or reducing dividends we pay to our shareholders if (1) our net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (2) our prospective rate of earnings retention is not consistent with our capital needs and overall current and prospective financial condition, or (3) we will not meet, or are in danger of not meeting, our minimum regulatory capital adequacy ratios. Importantly, this Federal Reserve guidance is relevant not only to dividends paid on our common stock, but also to those payable in respect to our Series A Preferred Stock held by the Treasury. Our failure to pay dividends on our Series A Preferred Stock or common stock could have a material adverse effect on our business, operations, financial condition, access to funding and the market price of our common stock.

The Letter Agreement and Securities Purchase Agreement — Standard Terms, or collectively the “Purchase Agreement,” between us and the Treasury provides that prior to the earlier of (i) January 16, 2012; and (ii) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by the Treasury to third parties, we may not, without the consent of Treasury, (a) increase the cash dividend on our common stock above that last declared prior to January 16, 2009 (i.e., $0.24 per share); or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series A Preferred Stock. In addition, we are unable to pay any dividends on our common stock unless we are current in our dividend payments on the Series A Preferred Stock. These restrictions could have a negative effect on the value of our common stock.

See “Summary — Recent Developments,” “— We are a holding company dependent for liquidity on payments from our subsidiaries, which are subject to restrictions” and “Dividend Policy.”

The Series A Preferred Stock reduces the net income available to our common shareholders and earnings per common share, and the Warrant we issued to Treasury may be dilutive to holders of our common stock.

The dividends declared and the accretion or discount on the Series A Preferred Stock will reduce the net income available to common shareholders and our earnings per common share. The Series A Preferred Stock will also receive preferential treatment in the event of our liquidation, dissolution or winding up. Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the Warrant we issued to Treasury in conjunction with the sale to Treasury of the Series A Preferred Stock is exercised. If the Warrant had been exercised on November 24, 2009, the shares of common stock underlying the Warrant would have represented approximately 2.07% of the shares of our common stock outstanding upon exercise (including the shares issued upon exercise of the Warrant). Although Treasury has agreed not to vote any of the shares of common stock it would receive upon exercise of the Warrant, a transferee of any portion of the Warrant or of any shares of common stock acquired upon exercise of the Warrant would not be bound by this restriction.

There can be no assurance that we will repurchase the Series A Preferred Stock and the Warrant or that our regulators would approve such redemption and repurchase.

We have not determined if or when we will seek the approval of our regulators to repurchase the Series A Preferred Stock and the Warrant. Such repurchases may be made with the proceeds from this offering, as described in “Use of Proceeds,” and are subject to regulatory approval. There can be no assurance when or if the Series A Preferred Stock and with Warrant can be repurchased or what the redemption price for the Warrant will be. Until such time as the Series A Preferred Stock and the Warrant are repurchased, we will remain subject to the terms and conditions set forth in the purchase agreement with the Treasury, the Series A Preferred Stock and the Warrant. Further, we will remain subject to increased regulatory and legislative oversight applicable to participants in the TARP CPP for so long as the Series A Preferred Stock is outstanding.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources or, if our or any of our banks’ capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust-preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings are likely to receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

We may issue additional shares of common or preferred stock, which may dilute the ownership and voting power of our shareholders and the book value of our common stock.

We are currently authorized to issue up to 20,000,000 shares of common stock of which 9,236,701 shares were outstanding as of November 24, 2009, and up to 30,000 shares of preferred stock of which 26,440 shares were outstanding as of November 24, 2009. Our board of directors has authority, without action or vote of the shareholders of common stock, to issue all or part of the authorized but unissued shares. However, additional shares of preferred stock could only be issued as part of the TARP CPP and no such further issuances are anticipated. Authorized but unissued shares of our common stock could be issued on terms or in circumstances that could dilute the interests of other shareholders.

There may be future sales of our common stock, which may materially and adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of our common stock, including securities that are convertible into or exchangeable or exercisable for shares of our common stock. As of November 24, 2009, there were 9,236,701 shares of our common stock outstanding. Most of these shares are available for resale in the public market without restriction, except for shares held by our affiliates. Generally, our affiliates may sell their shares in compliance with the volume limitations and other requirements imposed by Rule 144 under the Securities Act.

As of November 24, 2009, there were 516,602 shares of our common stock issuable upon conversion, exchange or exercise in respect of outstanding securities, options or warrants (including the Warrant), and we had the authority to issue up to approximately 508,861 shares of our common stock under our Stock Incentive Plan and Independent Directors Stock Incentive Plan (not including shares issuable upon exercise of outstanding options) and 2,256,853 shares under our Dividend Reinvestment and Stock Purchase Plan. A previously effective 5% discount on shares of common stock purchased directly from us under our Dividend Reinvestment and Stock Purchase and Sale Plan was suspended, effective at the close of business on October 16, 2009 for purchases with optional cash payments, and effective October 20, 2009 for purchases with reinvested dividends. The suspension will remain in effect until further notice.

Additionally, the sale of substantial amounts of our common stock or securities convertible into or exchangeable or exercisable for our common stock, whether directly by us in this offering or future offerings or by existing common shareholders in the secondary market, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could, in turn, materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities.

The trading volume in our common stock is less than that of other financial services companies.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CZNC”. The average daily trading volume for shares of our common stock is less than larger financial institutions. During the twelve months ended October 31, 2009, the average daily trading volume for our common stock was approximately 16,742 shares. As a result, sales of our common stock may place significant downward pressure on the market price of our common stock. Furthermore, it may be difficult for holders to resell their shares at prices they find attractive, or at all.

Anti-takeover provisions and restrictions on ownership could negatively impact our shareholders.

Provisions of Pennsylvania law and our amended and restated articles of incorporation and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. These provisions would make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our shareholders. In addition, the Bank Holding Company Act of 1956, as amended, or the BHCA, requires any bank holding company to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the BHCA.

For instance, our amended and restated articles of incorporation require the affirmative vote of at least 75% of the votes that all shareholders are entitled to cast to approve any of the following transactions:

•	any merger or consolidation of the Corporation with or into any other corporation;
•	any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;
•	any sale, lease, exchange, or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or
•	any transaction similar to, or having similar effect as, any of the foregoing transactions.

In addition, if, in any of the above cases, as of the record date for the determination of shareholders entitled to notice of and to vote on any such transaction, such other corporation, person, or entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of the shares of common stock issued, outstanding, and entitled to vote as of such record date, referred to as the “Acquiring Entity,” then the affirmative vote of 75% of the votes entitled to cast thereon held by all of our shareholders other than the Acquiring Entity (and any other shareholders “affiliated with” the Acquiring Entity) is required to approve any such transaction.

The foregoing supermajority voting requirements are inapplicable in the event that the subject transaction is approved in advance by the affirmative vote of 66 – 2/3% of our Board of Directors. See “Description of Our Common Stock — Anti-Takeover Provisions of Articles of Incorporation and By-Laws and Pennsylvania Law” in the accompanying base prospectus.

USE OF PROCEEDS

The net proceeds, after underwriting discounts and estimated expenses, to us from the sale of the shares of common stock offered hereby will be approximately $18,575,000 (or approximately $21,410,000 if the underwriters exercise their over-allotment option in full).

We intend to use our net proceeds of this offering for general corporate purposes which may include, without limitation, making investments at the holding company level, providing capital to support our subsidiaries, including C&N Bank, supporting asset and deposit growth, engaging in acquisitions or other business combinations, and reducing or refinancing existing debt. We do not have any specific plans for acquisitions or other business combinations at this time. Among other things, we may also seek regulatory approval to repurchase the Series A Preferred Stock and the Warrant with the net proceeds of this offering and other cash available to us. We have not determined if, or when, we will seek such regulatory approval. Allocations of the net proceeds from this offering to specific purposes have not been made at the date of this prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2009:

•	on an actual basis; and
•	on an as adjusted basis after giving effect to our sale and issuance of 2,500,000 shares of common stock in this offering at a public offering price of $8.00 per share and our receipt of $18,575,000 in estimated net proceeds from this offering after deducting the underwriting discount and estimated offering expenses of this offering and assuming no exercise of the underwriters’ over-allotment option.

You should read the information in this table in conjunction with the “Use of Proceeds,” “Dividend Policy,” “Summary Selected Consolidated Financial Data,” included in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes to those statements that are included in our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2009, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	At September 30, 2009
	Actual	As Adjusted
	(Dollars in thousands except per share data)
Long-term debt
Long-term debt including Federal Home Loan Bank	$216,451	$216,451
Subordinated debt	0	0
Total long-term debt	$216,451	$216,451
Shareholders' equity
Preferred Stock, par value $1,000 per share: 30,000 shares authorized; Series A-$1,000 liquidation preference; 26,440 shares issued and outstanding	25,706	25,706
Common stock, par value $1.00 per share; 20,000,000 shares authorized; 9,399,101 shares issued and 9,108,695 outstanding, actual; 11,899,101 shares issued and 11,608,695 outstanding, as adjusted(1)	9,399	11,899
Paid-in capital(1)	47,277	63,302
Retained earnings	48,781	48,781
Unamortized stock compensation	(61)	(61)
Treasury stock	(5,056)	(5,056)
Accumulated other comprehensive income	57	57
Total shareholders' equity	126,103	144,628
Total capitalization(2)	$342,554	$361,079
Per common stock
Common book value per share	$11.02	$10.24
Tangible common book value per share	$9.64	$9.17
Capital ratios
Tangible equity to tangible assets(3)	6.91%	8.25%
Tier 1 leverage ratio	7.60%	8.92%
Tier 1 risk-based capital ratio	12.46%	14.49%
Total risk-based capital ratio	13.58%	15.58%

(1)	Assumes that 2,500,000 shares of our common stock are sold by us in this offering at $8.00 per share and that the net proceeds thereof are approximately $18.6 million after deducting underwriting discounts and commissions and our estimated expenses. If the underwriters' over-allotment option is exercised in full, common stock will increase to approximately $12.3 million and paid-in capital will increase to approximately $65.8 million.
(2)	Includes shareholders' equity and long-term debt.
(3)	Tangible common equity to tangible assets is a ratio of non-GAAP financial measure calculated using GAAP amounts. See note 4 to “Summary Selected Consolidated Financial Information.”

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Capital Market under the symbol “CZNC.”

The table below sets forth, for the calendar quarters indicated, the high and low sales prices reported on the NASDAQ Capital Market for shares of our common stock. The sale prices below have been adjusted to reflect a 1% stock dividend declared in the fourth quarter of 2007 that was issued in January 2008.

	High	Low
Year Ended December 31, 2007
First Quarter	$23.21	$20.30
Second Quarter	$21.13	$19.36
Third Quarter	$19.82	$17.82
Fourth Quarter	$20.19	$17.28
Year Ended December 31, 2008
First Quarter	$21.00	$16.85
Second Quarter	$20.50	$15.82
Third Quarter	$25.80	$16.13
Fourth Quarter	$25.45	$17.18
Year Ended December 31, 2009
First Quarter	$20.94	$14.06
Second Quarter	$22.46	$16.46
Third Quarter	$22.06	$14.50
Fourth Quarter (through November 24, 2009)	$15.14	$9.05

The closing price for our common stock on November 24, 2009 was $9.24 per share, and as of such date there were approximately 2,707 holders of record of our common stock and 9,236,701 shares of our common stock outstanding.

See “Dividend Policy” below for a discussion of restrictions on our ability to pay dividends.

DIVIDEND POLICY

We historically have paid cash dividends on our common stock on a quarterly basis. The most recent quarterly cash dividend was $0.24 per share declared for the third quarter of 2009. On November 10, 2009, after considering our results of operations and capital needs, and in light of guidance issued by the Federal Reserve Board concerning payment of dividends discussed below, our Board of Directors approved, subject to regulatory approval, a reduction in the quarterly dividend on our common stock of at least fifty percent (50%) (from $0.24 per share to no more than $0.12 per share), commencing with the fourth quarter of 2009. No determination has been made by our Board of Directors regarding whether or in what amount dividends will be paid in future quarters. Additionally, there can be no assurance that regulatory approval with respect to the payment of dividends will be granted by the Federal Reserve Board. Our practice has been to declare a dividend for the fourth quarter in mid-December, with a dividend payment date in mid- to late January.

Declaration of future dividends by our board of directors will depend on a number of factors, including capital requirements, regulatory limitations, our operating results and financial condition and general economic conditions. Under guidance issued by the Federal Reserve, as a bank holding company we are to consult the Federal Reserve before declaring dividends and are to strongly consider eliminating, deferring, or reducing dividends we pay to our shareholders if (1) our net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (2) our prospective rate of earnings retention is not consistent with our capital needs and overall current and prospective financial condition, or (3) we will not meet, or are in danger of not meeting, our minimum regulatory capital adequacy ratios. This Federal Reserve guidance is relevant not only to dividends paid on our common stock, but also to those payable in respect of our Series A Preferred Stock held by the Treasury.

Our ability to pay dividends depends primarily on receipt of dividends from our direct and indirect subsidiaries. Our principal bank subsidiary, C&N Bank, is our primary source of dividends. Dividend payments from C&N Bank are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by bank regulatory agencies. See the section captioned “Regulation and Supervision” in the accompanying base prospectus. The ability of C&N Bank to pay dividends is also subject to profitability, financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements.

The payment of dividends by C&N Bank and us may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

Under the terms of the Purchase Agreement with the Treasury pursuant to which we issued the Series A Preferred Stock and the Warrant, our ability to declare or pay dividends on any of our shares is restricted. Specifically, we may not declare dividend payments on common or pari passu preferred shares if we are in arrears on the dividends on the Series A Preferred Stock. Further, we may not increase the dividends of our common stock above $0.24 per share, without the Treasury's approval, until January 16, 2012, unless all of the Series A Preferred Stock has been redeemed or transferred.

We are also subject to certain limitations under the Pennsylvania Business Corporation Law of 1988, as amended, which prohibits payment of dividends if a corporation would be unable to pay its debts as they become due, or the total assets of the corporation would be less than the sum of its total liabilities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. This summary addresses only the U.S. federal income tax considerations relevant to holders of our common stock who are initial purchasers of our common stock and that will hold the common stock as capital assets.

This description does not address tax considerations applicable to holders that may be subject to certain special U.S. federal income tax rules, such as:

•	financial institutions,
•	insurance companies,
•	real estate investment trusts,
•	regulated investment companies,
•	grantor trusts,
•	dealers or traders in securities or currencies or notional principal contracts,
•	tax-exempt entities,
•	certain former citizens or long-term residents of the United States,
•	persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants,
•	persons that will hold shares as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of “synthetic security” or other integrated transaction for U.S. federal income tax purposes,
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or
•	U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar.

Holders of our common stock who are in any of the above categories should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our common stock, as the U.S. federal income tax consequences for persons in the above categories relating to the purchase, ownership, and disposition of the common stock may be significantly different than as described below. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any U.S. state or local tax consequences, of the purchase, ownership and disposition of our common stock.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.

This summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock. Prospective purchasers of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of purchasing, owning or disposing of our common stock.

This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this summary.

U.S. Holders

For purposes of this summary, a “U.S. Holder” is a beneficial owner of common stock that, for U.S. federal income tax purposes, is:

•	a citizen or individual resident of the United States,
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (including the District of Columbia),
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•	a trust if such trust was in existence on August 20, 1996 and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

Distributions on common stock

A U.S. Holder that receives a distribution with respect to our common stock, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in our common stock and thereafter as gain from the sale or exchange of common stock. (See “Sale or exchange of common stock” below.) Dividends received on common stock generally will be eligible for the “dividends received deduction” available to corporate U.S. Holders. For taxable years beginning before January 1, 2011, a dividend paid by us generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust. A U.S. Holder generally will be eligible for the reduced rate only if the U.S. Holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date.

Sale or exchange of common stock

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of our common stock in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder's adjusted tax basis in our common stock. A holder's adjusted tax basis in a share of our common stock generally will equal the holder's purchase price for that share. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the common stock is held for more than one year. Preferential tax rates presently apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are presently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Backup withholding tax and information reporting requirements

Unless a holder of common stock is a corporation or other exempt recipient, payments to certain holders of common stock of dividends or the proceeds of the sale or other disposition of our common stock that are made within the United States or through certain United States-related financial intermediaries may be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax, currently at a rate of 28%, if the holder of our common stock fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a holder of common stock under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

A “non-U.S. Holder” means a beneficial owner of our common stock that is not a U.S. Holder.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury Regulations.

A non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on disposition of common stock

Any gain realized on the disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder;
•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

Information reporting and backup withholding

We must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption from backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption from such requirements.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

Recent Legislative Proposals

The Obama Administration has recently released general explanations of revenue proposals that would limit the ability of non-U.S. investors to claim relief from U.S. withholding tax in respect of dividends paid on the common stock, if such investors hold the common stock through a non-U.S. intermediary that is not a “qualified intermediary.” The Administration's proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. withholding tax in respect of dividends paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent. A third proposal would impose a 20% withholding tax on the gross proceeds of the sale of common stock effected through a non-U.S. intermediary that is not a qualified intermediary and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information program. A non-U.S. investor generally would be permitted to claim a refund to the extent any tax withheld exceeded the investor's actual tax liability. The full details of these proposals have not yet been made public, although the Administration's summary of these proposals generally indicates that they are not intended to disrupt ordinary and customary market transactions. It is unclear whether, or in what form, these proposals may be enacted. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of the Administration's proposals on their investment in respect of the common stock.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, each a “plan,” to acquire or hold the common stock should consider whether an investment in the common stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ ERISA,” or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, “Plans,” from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an individual retirement account, a violation of these prohibited transaction rules could cause the individual retirement account to lose tax-exempt status. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or collectively “Similar Laws.”

The acquisition or holding of the common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the common stock is acquired or held pursuant to and in accordance with an applicable exemption.

Accordingly, the common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under (A) a Prohibited Transaction Class Exemption, or “PTCE,” such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or (B) a statutory exemption under Section 408(b) of ERISA and/or Section 4975(d) of the Code, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration, or (ii) there is some other basis on which the purchase and holding of the common stock is not prohibited. Each purchaser or holder of the common stock or any interest therein, and each person making the decision to purchase or hold the common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in the common stock to the date on which the purchaser or holder disposes of its interest in the common stock, that, by its purchase or holding of the common stock or any interest therein, (a) its purchase and holding of the common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of the common stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of the common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither the Company nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the common stock. Each purchaser and holder of the common stock or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the common stock on behalf of or with “plan assets” of any Plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering in which Sandler O'Neill & Partners, L.P. is acting as representative of the underwriters. We have entered into an underwriting agreement with Sandler O'Neill & Partners, L.P., acting as representative of the underwriters named below, with respect to the common stock being offered. Subject to the terms and conditions contained in the underwriting agreement, each underwriter has severally agreed to purchase the respective number of shares of our common stock set forth opposite its name below.

Name	Number of Shares
Sandler O'Neill & Partners, L.P.	2,000,000
Boenning & Scattergood, Inc.	500,000
Total	2,500,000

The underwriting agreement provides that the underwriters' obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and agreements have been performed;
•	there is no material adverse change in the financial markets or in our business; and
•	we deliver customary closing documents.

Subject to these conditions, the underwriters are committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are purchased. However, the underwriters are not obligated to take or pay for the shares of our common stock covered by the underwriters' over-allotment option described below, unless and until such option is exercised.

Over-Allotment Option.

We have granted the underwriters an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to an aggregate of 375,000 additional shares of common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these shares of common stock to the underwriters to the extent the over-allotment option is exercised. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with the sale of our common stock offered by this prospectus supplement.

Commissions and Expenses.

The underwriters propose to offer our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to dealers at the public offering price less a concession not in excess of $0.26 per share. The underwriters may allow, and the dealers may re-allow, a concession not in excess of $0.10 per share on sales to other brokers and dealers. After the public offering of our common stock, the underwriters may change the offering price, concessions and other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of our common stock.

	Per Share	Total Without Over-Allotment Exercise	Total With Full Over-Allotment Exercise
Public offering price	$8.00	$20,000,000	$23,000,000
Underwriting discount	$0.44	$1,100,000	$1,265,000
Proceeds to us (before expenses)	$7.56	$18,900,000	$21,735,000

We estimate that the total expenses of this offering payable by us, exclusive of the underwriting discount, will be approximately $325,000.

If the offering is not consummated because the underwriters terminate the underwriting agreement as a result of the failure of certain conditions specified in the underwriting agreement, we are required to reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with investigating, marketing and proposing to market the shares of common stock offered by this prospectus or in contemplation of performing their obligations under the underwriting agreement, including, without limitation, legal fees and expenses, and marketing, syndication and travel expenses, up to $125,000 unless we approve expenses above such amount.

Indemnity.

We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Lock-Up Agreement.

We and each of our directors and executive officers, have agreed, for a period of 90 days after the date of this prospectus supplement, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to sell, make any short sale or otherwise dispose of or hedge, directly or indirectly, any common shares or securities convertible into, exchangeable or exercisable for any common shares or warrants or other rights to purchase our common shares or other similar securities without, in each case, the prior written consent of Sandler O'Neill & Partners, L.P. These restrictions are expressly agreed to preclude us, and our executive officers and directors, from engaging in any hedging or other transactions or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common shares, whether such transaction would be settled by delivery of common shares or other securities, in cash or otherwise. The 90-day restricted period described above will be automatically extended if (1) during the last 15 calendar days plus 3 business days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 90-day restricted period, we announce we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, in which case the restricted period will continue to apply until the expiration of the 15 calendar days plus 3 business days period beginning on the date on which the earnings release is issued or the material news or material event related to us occurs.

Stabilization.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making.

In connection with this offering, the underwriters and selected dealers, if any, who are qualified market makers on The NASDAQ Capital Market, may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Act. Rule 103 permits passive market making activity by the participants in our common stock offering. Passive market making may occur before the pricing of our offering, or before the commencement of offers or sales of our common stock. Each passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. The underwriters and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriters.

Sandler O'Neill & Partners, L.P., including some of its affiliates, have performed and expect to continue to perform financial advisory and investment banking services for us in the ordinary course of its businesses, and have received, and may continue to receive, compensation for such services.

Our common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions.

Purchases by Directors, Employees and Others

At our request, the underwriters have reserved up to 47,625 shares, or approximately 1.9%, of our common stock offered by this prospectus supplement for sale to our directors, officers and employees and to persons having business relationships with us at the public offering price set forth on the cover page of this prospectus supplement. These persons must commit to purchase from an underwriter or selected dealer at the same time as the general public. The number of shares available for sale to the general public will be reduced to the extent these persons purchase the reserved shares. Any reserved shares purchased by our directors or executive officers will be subject to the lock-up agreements described above. We are not making loans to any of our directors, employees or other persons to purchase such shares.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriters' websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “CZNC.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Rhoads & Sinon LLP, Harrisburg, Pennsylvania. Blank Rome LLP, Philadelphia, Pennsylvania will pass upon certain legal matters for the underwriters in connection with this offering.

EXPERTS

The audited consolidated financial statements of Citizens & Northern Corporation and subsidiaries incorporated in this prospectus and elsewhere in the Registration Statement by reference to Citizens & Northern’s Annual Report on Form 10-K for the year ended December 31, 2008, were audited by ParenteBeard, LLC (formerly Parente Randolph, LLC), an independent registered public accounting firm, whose reports thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Management’s report on the effectiveness of internal control over financial reporting and ParenteBeard, LLC’s report on Citizens & Northern Corporation and subsidiaries’ internal control over financial reporting are also incorporated in this prospectus and elsewhere in the Registration Statement by reference to Citizens & Northern’s Annual Report on Form 10-K for the year ended December 31, 2008. Such financial statements have been incorporated herein by reference in reliance upon such reports of ParenteBeard, LLC given upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (File No. 333-162279) for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the internet at www.cnbankpa.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Prom 8-K) after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
•	Those portions of our proxy statement for our annual meeting of shareholders filed on March 11, 2009, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;
•	Our Current Reports on Form 8-K filed on January 22, 2009, February 2, 2009, May 1, 2009, July 20, 2009, July 30, 2009, September 21, 2009, September 25, 2009, October 14, 2009, November 9, 2009 and November 12, 2009; and
•	The description of our common stock set forth in our Current Report on Form 8-K filed on September 25, 2009 (which Report was filed solely to set forth a complete updated description of our common stock), including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the registration statement and this offering have been terminated. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference in this prospectus.

These documents may be obtained as explained above (see “Where You Can Find More Information”). We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to Mark A. Hughes, Treasurer, at the following address or by calling the following telephone number:

Citizens & Northern Corporation
90-92 Main Street
P.O. Box 58
Wellsboro, Pennsylvania 16901
Attention: Mark A. Hughes, Treasurer
Phone No.: (570) 724-3411
Facsimile: (570) 723-8097

You should rely only on the information in this prospectus, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PROSPECTUS

CITIZENS & NORTHERN CORPORATION

$75,000,000

Common Stock
Debt Securities
Warrants

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $75,000,000.

This prospectus provides a general description of these securities. We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Capital Market, under the symbol “CZNC.” On October 15, 2009, the last quoted sale price of our common stock was $13.28 per share. None of the other securities that we may offer are currently traded on any securities exchange. You are urged to obtain current market quotations of the common stock.

We may offer and sell the securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 3 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference into this prospectus and in the applicable prospectus supplement or free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is October 26, 2009

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us,” “our,” “Citizens & Northern Corporation,” “Citizens & Northern” or the “Company” refer to Citizens & Northern Corporation and its direct or indirect owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the effects of future economic, business and market conditions, domestic and foreign, including seasonality;
•	the effects of, and changes in, governmental monetary and fiscal policies;
•	legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators;
•	changes in accounting policies, rules and practices;
•	the risk of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	the risk of decreases in the values of investment securities we own;
•	failure to realize deferred tax assets;
•	credit risks of borrowers;
•	changes in the availability and cost of credit and capital in the financial markets;
•	changes in the prices, values and sales volumes of residential and commercial real estate;
•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;
•	the failure of assumptions underlying the establishment of allowances or reserves for possible loan losses and other estimates;
•	the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;
•	changes in technology or products that may be more difficult, costly, or less effective, than anticipated;
•	the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions; and
•	other factors and risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in any of our subsequent reports that we have made or make with the SEC under the Exchange Act.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

THE COMPANY

We are a Pennsylvania business corporation formed on February 19, 1987, and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through our subsidiaries, we offer a full array of deposit accounts and retail banking services, engage in consumer and commercial lending and provide a wide variety of trust and asset management services, as well as offer securities products and annuities and other insurance products.

Our primary subsidiary, Citizens & Northern Bank, referred to as C&N Bank, a Pennsylvania banking institution, operates 24 branches in seven counties in north-central Pennsylvania. In addition, First State Bank, Canisteo, N.Y., a wholly-owned subsidiary of Canisteo Valley Corporation, a bank holding company and our wholly-owned subsidiary, operates two branches located in Steuben County, New York.

As of June 30, 2009, we had total deposits of approximately $886 million, total assets of approximately $1.3 billion and shareholders’ equity of approximately $137 million. Citizens & Northern Corporation’s operating revenues and net income are derived primarily from C&N Bank through the payment of dividends.

We also reinsure credit and mortgage life and accident and health insurance on behalf of C&N Bank through our wholly-owned subsidiary, Bucktail Life Insurance Company, and offer securities brokerage and annuities and other insurance products on an agency basis through C&N Financial Services Corporation, a wholly-owned subsidiary of C&N Bank, through an agreement with a registered broker dealer. Our wholly-owned subsidiary, Citizens & Northern Investment Corporation, holds investment securities.

Our principal executive offices are located at 90-92 Main Street, Wellsboro, Pennsylvania 16901, and our telephone number at that address is (570) 724-3411. We maintain an Internet website at www.cnbankpa.com. The foregoing website address is intended to be an inactive textual reference only. The information on this website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks set forth in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including our most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes, contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock or warrants to purchase our capital stock; to support or fund acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. No shares of preferred stock were outstanding prior to January 16, 2009 and no preferred dividends were paid prior to February 2009.

	Six Months Ended June 30, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
	(Unaudited)
Ratio of earnings to fixed charges:
Excluding interest on deposits	(1)	2.1x	2.4x	2.6x	2.6x	2.8x
Including interest on deposits	(1)	1.4x	1.4x	1.5x	1.6x	1.8x

Note:	For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated (loss) income before provision for income taxes, preferred stock dividends on a fully taxable equivalent basis and fixed charges. Fixed charges consist of interest expense, and are presented in two separate calculations — one including, and one excluding, interest expense on deposits.
(1)	For the six months ended June 30, 2009, pre-tax earnings were inadequate to cover fixed charges (including preferred stock dividends on a fully taxable-equivalent basis) by $26.461 million.

DESCRIPTION OF SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;
•	debt securities, which we may issue in one or more series; and
•	warrants entitling the holders to purchase common stock or debt securities.

We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we propose to sell;
•	initial public offering price of the securities;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking;
•	voting or other rights, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•	names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•	compensation, if any, of those underwriters, agents or dealers;
•	details regarding over-allotment options, if any;
•	net proceeds to us;
•	information about any securities exchange or automated quotation system on which the securities will be listed or traded, if any;
•	material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF OUR COMMON STOCK

The following is a description of our common stock, certain provisions of our articles of incorporation, as amended, referred to herein as our articles of incorporation, and by-laws, as amended, referred to herein as our by-laws, and certain provisions of applicable law. The following is qualified by applicable law and by the provisions of our amended articles of incorporation and by-laws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

Our articles of incorporation provide that we may issue up to 20,000,000 shares of common stock, par value of $1.00 per share, and 30,000 shares of preferred stock, $1,000 par value per share, which are permitted to be issued in connection with our participation in the TARP Capital Purchase Program of the U.S. Treasury. As of September 30, 2009, 9,108,695 shares of our common stock and 26,440 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, were issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is traded on the NASDAQ Capital Market under the symbol “CZNC”.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock, including the voting rights held by holders of our Series A Preferred Stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock entitled to vote can elect all of the directors then standing for election.

When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable law or our articles of incorporation require a higher vote. Our articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control, as described below under “— Anti-Takeover Provisions of Articles of Incorporation and By-Laws and Pennsylvania Law.”

Classification of Board of Directors

Our articles of incorporation provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms.

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends, after payment of dividends on our outstanding series of preferred stock. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of Series A Preferred Stock or any other series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any other series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders, except as limited by law and our articles of incorporation.

Preferred Stock

The rights of holders of our common stock may be limited by the rights of our preferred stock that may be outstanding. Our preferred stock is described below under “Description Of Our Preferred Stock And Outstanding Tarp Securities,” which description is incorporated by reference.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is American Stock Transfer & Trust Company.

Anti-Takeover Provisions of Articles of Incorporation and By-Laws and Pennsylvania Law

Our articles of incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

Our articles of incorporation provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Additionally our articles of incorporation and by-laws contain certain other provisions that may have the effect of deterring or discouraging an attempt to take control of Citizens & Northern. Among other things, these provisions:

•	do not permit shareholders’ actions without a meeting;
•	eliminate cumulative voting in the election of directors;
•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders;
•	permit our board of directors to consider the effects on our employees, customers, depositors and communities it serves when determining whether to oppose any tender offer for our common stock;
•	require the affirmative vote of at least 75% of the votes that all holders of our common stock are entitled to cast to approve any merger, consolidation, sale, lease, exchange or other transfer of all or substantially all of our assets, share exchange in which a person or entity acquires our issued and outstanding shares of capital stock pursuant to a vote of shareholders, or any transaction similar to, or having a similar effect to, any of the foregoing, unless such action is approved in advance by the affirmative vote of 66-2/3% of our board of directors;
•	require the affirmative vote of at least 75% of the votes that all shareholders are entitled to cast to approve liquidation or dissolution, unless such action is approved in advance by the affirmative vote of 66-2/3% of our board of directors;
•	require that mergers and other similar transactions with an Acquiring Entity (defined as a person or entity holding more than 5% of our common stock and entitled to vote as of the applicable record date) be approved by the affirmative vote of at least 75% of the votes entitled to be cast by the remaining shareholders, unless the transaction is approved, in advance, by at least 66-2/3% of our directors who are Continuing Directors (defined as a director who is elected prior to the time the Acquiring Entity became the owner of more than 10% of our common stock or who is elected by the remaining shareholders or by the other Continuing Directors);
•	require that, following the acquisition by any person or group of 30% of our common stock, the remaining holders of our common stock shall have the right to receive payment for their shares, in cash, from such person or group, in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control, unless such acquisition was approved in advance by 66-2/3% or more of the board of directors;
•	require an affirmative vote of at least 75% of the votes that all holders of our common stock are entitled to cast in order for the shareholders to repeal or amend our by-laws; and
•	require to approve the repeal or amendment of certain provisions of our articles of incorporation either (i) the affirmative vote of at least 75% of the votes entitled to be cast by holders of our common stock or (ii) the affirmative vote of 66-2/3% of our board of directors who are Continuing Directors and the affirmative vote of at least a majority of the votes that all holders of our common stock are entitled to cast.

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of Citizens & Northern, among other things:

•	Require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the Pennsylvania Business Corporation Law);
•	Prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Pennsylvania Business Corporation Law);
•	Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights (Subchapter 25G of the Pennsylvania Business Corporation Law);
•	Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months (Subchapter 25H of the Pennsylvania Business Corporation Law);
•	Expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	Provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;
•	Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;
•	Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and
•	Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•	Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or
•	Act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and indenture supplement applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and indenture supplement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;
•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	maturity date;
•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•	terms of the subordination of any series of subordinated debt;
•	place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	provisions for a sinking fund, purchase or other analogous fund, if any;
•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	whether the indenture will restrict our ability or the ability of our subsidiaries to:
º	incur additional indebtedness;
º	issue additional securities;
º	create liens;
º	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
º	redeem capital stock;
º	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
º	make investments or other restricted payments;
º	sell or otherwise dispose of assets;
º	enter into sale-leaseback transactions;
º	engage in transactions with shareholders or affiliates;
º	issue or sell stock of our subsidiaries; or
º	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	procedures for any auction or remarketing, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or of a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, except that any successor of ours or acquiror of such assets must be a corporation organized and existing under the laws of the United States and must assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The events of default under the indentures, subject to modification or deletion as provided in a supplemental indenture with respect to any specific series of debt securities, include the following events:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or deferred;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we (and the indenture trustee in the event of notice from security holders) receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, and in the event of a waiver after acceleration as described in the immediately preceding paragraph, we have received written notice of such waiver and have remedied such default or event of default. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act of 1939, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the indenture trustee, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and
•	for 60 days after receipt of written notice of such event of default, request to institute the proceeding and offer of indemnity, the indenture trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

By entering into supplemental indentures, we and the indenture trustee may modify the terms of an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indentures;
•	to evidence the assumption by a successor corporation of our obligations in compliance with the provisions described above under “Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939, as amended;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•	to secure any series of debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or
•	to make such other provisions in regard to matters or questions arising under the indentures or supplemental indentures that do not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures or supplemental indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least 66- 2/3% in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount of, reducing the rate of or extending the time of payment of interest on, or reducing any premium payable upon the redemption of, any debt securities;
•	reducing the percentage of debt securities for which the holders are required for any supplemental indenture; or
•	modifying any of the three bullet points above.

Discharge, Defeasance and Covenant Defeasance

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series, known as defeasance. Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;
•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;
•	the rights, powers, trusts, duties and immunities of the trustee; and
•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants applicable to any series of outstanding debt securities established by and set forth in a supplemental indenture, known as covenant defeasance. If we so elect, any failure to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of such series.

In order to exercise either defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the indenture trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of such series:

•	money in an amount; or
•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or
•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable);

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of defeasance, we have delivered to the indenture trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance to be effected and will be subject to the same Federal income tax as would be the case if the defeasance did not occur;
•	in the case of covenant defeasance, we have delivered to the indenture trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the covenant defeasance did not occur;
•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit, or any time during the period ending on the 123rd day after the date of such deposit, or, if longer, the period ending the day following the expiration of the longest preference period applicable to us with respect to such deposit;
•	the defeasance or covenant defeasance will not cause the indenture trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt services of a series were in default within the meaning of such Act;
•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•	the defeasance or covenant defeasance is effected in compliance with the applicable provisions set forth in any supplemental indenture;
•	the defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company with in the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act; and
•	we have delivered to the trustee and officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been satisfied.

Form, Exchange and Transfer

We will issue the debt securities of each series in registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a supplemental indenture and applicable prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;
•	aggregate number of warrants;
•	price or prices at which the warrants will be issued;
•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;
•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;
•	purchase price for each security purchasable on exercise of the warrants;
•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;
•	anti-dilution provisions or other adjustments to the exercise price of the warrants;
•	terms of any right that we may have to redeem the warrants;
•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
•	name and address of the warrant agent, if any;
•	information with respect to book-entry procedures;
•	a discussion of material U.S. federal income tax considerations; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Warrants for the purchase of common stock will be in registered form only. Until any warrants to purchase common stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except as set forth in the applicable prospectus supplement or free writing prospectus. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the Commonwealth of Pennsylvania. We will evidence each series of warrants by warrant certificates that we will issue. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered. The description of warrants in any prospectus supplement will not necessarily describe all of the terms of the warrants in detail. You should read the applicable warrant agreements and warrant certificates for a complete description of all of the terms.

DESCRIPTION OF OUR PREFERRED STOCK AND OUTSTANDING TARP SECURITIES

Preferred Stock

This section summarizes specific terms and provisions of our preferred stock, including Series A Preferred Stock. The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which is included in our articles of incorporation, and is incorporated by reference into this prospectus. See “Where You Can Find More Information.”

  General

Our articles of incorporation provide that we may issue up to 30,000 shares of preferred stock, $1,000 par value per share, in connection with our participation in the TARP Capital Purchase Program. The Series A Preferred Stock constitutes a series of our perpetual, cumulative, preferred stock, consisting of 26,440 shares, par value $1,000 per share, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued the shares of Series A Preferred Stock and Warrant to Treasury on January 16, 2009 in connection with the TARP Capital Purchase Program for an aggregate purchase price of $26.44 million. Pursuant to the Purchase Agreement between us and Treasury, we have agreed, if requested by Treasury, to enter into a depositary arrangement pursuant to which the shares of Series A Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Series A Preferred Stock as specified by Treasury, may be issued. The Series A Preferred Stock and Warrant qualify as Tier 1 capital for regulatory purposes.

  Dividends

Rate.  Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 16, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2009. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series A Preferred Stock) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Dividends on the Series A Preferred Stock will be cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.

Priority of Dividends.  So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in shares of common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Citizens & Northern. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Citizens & Northern, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

  Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Citizens & Northern, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of Citizens & Northern or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of Citizens & Northern with any entity, nor a sale, lease or exchange of all or substantially all of Citizens & Northern’s assets, will constitute a liquidation, dissolution or winding up of the affairs of Citizens & Northern.

  Redemptions and Repurchases

The Series A Preferred Stock is redeemable at our option, subject to, when applicable in limited circumstances, prior approval by the Board of Governors of the Federal Reserve System or its delegee (the “Federal Reserve”), in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date, and provided further that the Series A Preferred Stock may be redeemed prior to the first dividend payment date falling after the third anniversary of the original issuance date (i.e., prior to February 15, 2012) only if (i) we have, or our successor following a business combination with another entity which also participated in the TARP Capital Purchase Program has, raised aggregate gross proceeds in one or more Qualified Equity Offerings of at least the Minimum Amount and (ii) the aggregate redemption price of the Series A Preferred Stock does not exceed the aggregate net proceeds from such Qualified Equity Offerings by us and any successor. The “Minimum Amount” means $6,610,000 plus, in the event we are succeeded in a business combination by another entity which also participated in the TARP Capital Purchase Program, 25% of the aggregate liquidation preference amount of the preferred stock issued by that entity to Treasury. A “Qualified Equity Offering” is defined as the sale for cash by Citizens & Northern (or its successor) of preferred stock or common stock that qualifies as Tier 1 capital under applicable regulatory capital guidelines.

Notwithstanding the foregoing, the American Recovery and Reinvestment Act of 2009 (“ARRA”), which was signed into law on February 17, 2009, provides that the Secretary of the Treasury shall permit, subject to consultation with the recipient’s appropriate federal banking agency, a recipient of funds under the TARP

Capital Purchase Program to repay such assistance, without regard to whether the recipient has replaced such funds from any other source or to any waiting period. ARRA further provides that when the recipient repays such assistance, the Secretary of the Treasury shall liquidate the warrants associated with the assistance at the current market price. It appears that ARRA will permit us, if we so elect and following consultation with the Federal Reserve and the FDIC, to redeem the Series A Preferred Stock at any time without restrictions.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series A Preferred Stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Series A Preferred Stock must state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series A Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any shares of Series A Preferred Stock, we may not repurchase any shares of Series A Preferred Stock from any other holder of such shares unless we offer to repurchase a ratable portion of the shares of Series A Preferred Stock then held by Treasury on the same terms and conditions.

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock.

  No Conversion Rights

Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

  Voting Rights

The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Pennsylvania law.

Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of Citizens & Northern will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full, at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined above under “— Dividends-Priority of Dividends”) upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

If holders of the Series A Preferred Stock obtain the right to elect two directors and if the Federal Reserve deems the Series A Preferred Stock a class of “voting securities”, (a) any bank holding company that is a holder may be required to obtain the approval of the Federal Reserve to acquire more than 5% of the Series A Preferred Stock and (b) any person may be required to obtain the approval of the Federal Reserve to acquire or retain 10% or more of the then outstanding shares of Series A Preferred Stock.

In addition to any other vote or consent required by Pennsylvania law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:

•	amend our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Citizens & Northern; or
•	amend our articles of incorporation in any way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or
•	consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of Citizens & Northern with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which Citizens & Northern is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or noncumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

To the extent the holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A Preferred Stock would otherwise be required, all outstanding shares of the Series A Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

TARP Warrant

This section summarizes specific terms and provisions of the Warrant we issued to Treasury on January 16, 2009 concurrent with our sale to Treasury of 26,440 shares of Series A Preferred Stock pursuant to the TARP Capital Purchase Program. The description of the Warrant contained in this section is qualified in its entirety by the actual terms of the Warrant, a copy of which was attached as Exhibit 4.2 to our Current Report on Form 8-K filed on January 22, 2009 and is incorporated by reference into this prospectus. See “Where You Can Find More Information.”

  General

The Warrant gives the holder the right to initially purchase up to 194,794 shares of our common stock at an exercise price of $20.36 per share. Subject to the limitations on exercise to which Treasury is subject described below under “ — Transferability,” the Warrant is immediately exercisable and expires on January 16, 2019. The Warrant may be exercised by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid (i) by having us withhold from the shares of common stock that would otherwise be issued to the warrant holder upon exercise, a number of shares of common stock having a market value equal to the aggregate exercise price determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or (ii) if both we and the warrant holder consent, in cash.

  Possible Reduction in Number of Shares

If we (or any successor to us by a business combination) complete one or more Qualified Equity Offerings (as defined above under “Series A Preferred Stock — Redemption and Repurchases”) prior to December 31, 2009 resulting in aggregate gross proceeds of not less than $26.44 million, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of common stock underlying the Warrant then held by Treasury will be reduced by 50%. The number of shares subject to the Warrant are subject to further adjustment as described below under “— Other Adjustments.”

  Transferability

The Warrant is not subject to any restrictions on transfer; however, Treasury may only transfer or exercise the Warrant with respect to one-half of the shares underlying the Warrant (as such number may be adjusted from time to time as set forth below under “— Other Adjustments”) prior to the earlier of (i) the date on which we (or any successor to us by a business combination) have received aggregate gross proceeds of at least $26.44 million from one or more Qualified Equity Offerings (including those by any successor to us by a business combination) and (ii) December 31, 2009.

  Voting of Warrant Shares

Treasury has agreed that it will not vote any of the shares of common stock that it acquires upon exercise of the Warrant. This does not apply to any other person who acquires any portion of the Warrant, or the shares of common stock underlying the Warrant, from Treasury.

  Other Adjustments

The exercise price of the Warrant and the number of shares underlying the Warrant automatically adjust upon the following events:

•	any stock split, stock dividend, subdivision, reclassification or combination of our common stock;
•	until the earlier of (i) the date on which Treasury no longer holds any portion of the Warrant and (ii) January 16, 2012, issuance of our common stock (or securities convertible into our common stock) for consideration (or having a conversion price per share) less than 90% of then current market value, except for issuances in connection with benefit plans, business acquisitions and public or other broadly marketed offerings;
•	a pro rata repurchase by us of our common stock; or
•	a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the warrant holders.

In addition, if we declare any dividends or distributions on our common stock other than our historical, ordinary cash dividends, dividends paid in our common stock and other dividends or distributions covered by the first bullet point above, the exercise price of the Warrant will be adjusted to reflect such distribution.

In the event of any merger, consolidation, or other business combination to which we are a party, the Warrant holder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable upon exercise of the Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination. For purposes of the provision described in the preceding sentence, if the holders of our common stock have the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the Warrant holder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the common stock who affirmatively make an election.

  No Rights as Stockholders

The Warrant does not entitle its holder to any of the rights of a stockholder of Citizens & Northern prior to the date of the exercise of the Warrant.

REGULATION AND SUPERVISION

General

Each of Citizens & Northern and its subsidiary, Canisteo Valley Corporation, or Canisteo, is a bank holding company, and is registered as such with the Board of Governors of the Federal Reserve System, or the Federal Reserve. As registered bank holding companies, Citizens & Northern and Canisteo are subject to regulation under the Bank Holding Company Act of 1956, as amended, or the BHCA, and to inspection, examination, and supervision by the Federal Reserve.

The operations of our subsidiary banks are subject to federal and state statutes and regulations applicable to state chartered banks, and to banks whose deposits are insured by the Federal Deposit Insurance Corporation, or FDIC. C&N Bank’s operation is subject to regulations of the Pennsylvania Department of Banking, the Federal Reserve and the FDIC. First State Bank, Canisteo, N.Y., or First State Bank, is subject to regulation by the New York State Banking Department, the Federal Reserve and the FDIC.

The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to Citizens & Northern. The regulatory framework is intended primarily for the protection of depositors, other customers and the Federal Deposit Insurance Fund and not for the protection of security holders. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory provisions. Any change in applicable law or regulation may have a material effect on the business and prospects of Citizens & Northern, Canisteo and its bank subsidiaries.

Capital Requirements

Citizens & Northern and each of its bank subsidiaries are subject to various regulatory capital requirements administered by Federal banking agencies. Capital adequacy guidelines involve quantitative measures of assets, liabilities and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Citizens & Northern’s financial statements. As of June 30, 2009, our bank subsidiaries were considered “well capitalized” based on the guidelines implemented by the banks’ regulatory agencies.

The capital guidelines require that a bank holding company, on a consolidated basis, and each subsidiary bank maintain minimum capital ratios of capital to risk-weighted assets. For purposes of calculating the ratios, assets of the bank or bank holding company and some of specified off-balance sheet commitments and obligations are assigned various risk categories. The required minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least half, or 4%, of total capital must be “Tier 1 capital”. Tier 1 capital consists principally of common shareholders’ equity, retained earnings, a limited amount of qualifying perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill and certain intangible assets. The Federal Reserve has ruled that the Series A Preferred Stock issued by us to the U.S. Department of the Treasury, referred to as the Treasury, under the Capital Purchase Program also qualifies as Tier 1 capital. The remainder of total capital may consist of mandatory convertible debt securities and a limited amount of subordinated debt, qualifying preferred stock, unrealized gains on investments in marketable equity securities and loan loss allowance (“Tier 2 capital”). At June 30, 2009, our Tier 1 capital and total (Tier 1 and Tier 2 combined) capital ratios, on a consolidated basis, were 14.71% and 13.90%, respectively.

In addition to the risk-based capital guidelines, the Federal Reserve requires a bank holding company, on a consolidated basis, and each bank subsidiary to maintain a minimum “leverage ratio”. This requires a minimum level of Tier 1 capital (as determined under the risk-based capital rules) to average total consolidated assets of 4%, except that bank holding companies or banks that have the highest regulatory examination ratings and are not contemplating or experiencing significant growth or expansion are subject to a 3% requirement. At June 30, 2009, our leverage ratio, on a consolidated basis, was 10.60%.

Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to their support. This support may be required at times when the bank holding company may not have the resources to provide it. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, the FDIC can hold any FDIC-insured depository institution liable for any loss suffered or anticipated by the FDIC in connection with (1) the “default” of a commonly controlled FDIC-insured depository institution; or (2) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution “in danger of default”.

The Federal Deposit Insurance Corporation Improvement Act of 1991, or FDICIA, and the regulations promulgated under FDICIA, among other things, established five capital categories for insured depository institutions — well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized — and requires federal bank regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements based on these categories. Unless a bank is well capitalized, it is subject to restrictions on its ability to offer brokered deposits and on certain other aspects of its operations. An undercapitalized bank must develop a capital restoration plan and its parent bank holding company must guarantee the bank’s compliance with the plan up to the lesser of 5% of the bank’s assets at the time it was deemed undercapitalized and the amount needed to restore the bank’s capital to required levels.

FDIC Insurance and Assessments

Our subsidiary banks are subject to deposit insurance assessments by the FDIC. The assessments are based on the risk classification of the insured institution. Due to the increase in bank failures and the depletion of the deposit insurance fund, the FDIC increased assessment rates by seven cents for every $100 of deposits beginning with the first quarter of 2009, with additional changes beginning April 1, 2009, which require riskier institutions to pay a larger share of premiums by factoring in rate adjustments based on secured liabilities and unsecured debt levels.

To further support the rebuilding of the deposit insurance fund, the FDIC imposed a special assessment on each insured institution, equal to five basis points of the institution’s total assets minus Tier 1 capital as of June 30, 2009. For our banks, this represents an aggregate charge of approximately $589,000, which was recorded as a pre-tax charge during the second quarter of 2009. The FDIC has indicated that future special assessments are possible, although it has not determined the magnitude or timing of any future assessments. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums.

On September 29, 2009, the FDIC proposed to require insured depository institutions prepay, on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010, 2011, and 2012, along with their quarterly risk-based assessment for the third quarter of 2009. The amount of the prepayment attributable to the fourth quarter of 2009 and all of 2010 would be based upon each of our bank’s total base assessment rate in effect on September 30, 2009, which would be increased by 3 basis points for 2011 and 2012. In order to determine the amount of the prepayment, the assessment rate (as adjusted) would be applied to the assessment base for the third quarter of 2009, increased quarterly to reflect an estimated 5 percent annual growth rate through 2012.

Under GAAP accounting rules, prepaid assessments, unlike special assessments, would not immediately affect bank earnings, although prepayments would reduce our banks’ liquid assets by approximately $5.2 million. Our banks would record the entire amount of its prepaid assessment as a prepaid expense (asset) as of December 30, 2009 (the proposed date of payment), and record an expense (charge to earnings) for its regular quarterly assessment and an offsetting credit to the prepaid assessment until the asset is exhausted. It is impossible to determine at this time whether the rule will be adopted, or whether it will be adopted substantially as proposed.

FDIC Temporary Liquidity Guarantee Program

We have enrolled in the Temporary Liquidity Guarantee Program, or TLG, which was established by the FDIC in October. The TLG provides two limited guarantee programs; however, we participate only in the Transaction Account Guarantee Program, or TAG, established under the TLG. The TAG guarantees non-interest-bearing transaction accounts, regardless of dollar amount, held by insured depository institutions.

In addition to traditional demand deposit accounts, the TAG covers business payroll accounts, low-interest NOW accounts and funds held in trust by attorneys, called “IOLTA” accounts. The additional insurance coverage provided by TAG terminates on June 30, 2010. For TAG participants, a 10-basis point annual rate surcharge was added to an institution's current FDIC insurance assessment to cover non-interest-bearing transaction account amounts over $250,000.

Troubled Asset Relief Program

On October 3, 2008, the Emergency Economic Stabilization Act, or EESA, was signed into law. This legislation included the Troubled Asset Relief Program, or TARP, which provides that the Treasury can purchase troubled assets from any financial institution. On October 14, 2008, the Treasury announced the creation of the TARP Capital Purchase Program, or CPP, pursuant to which a participating institution may sell shares of its senior preferred stock valued between 1% and 3% of its risk-weighted assets to the Treasury.

On January 16, 2009, we issued and sold to the Treasury: (i) 26,440 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock having a liquidation preference of $1,000 per share; and (ii) a warrant to purchase up to 194,794 shares of our common stock, par value $1.00 per share, at an initial exercise price, subject to anti-dilution adjustments, of $20.36 per share, for an aggregate purchase price of $26.44 million in cash. The Series A preferred stock ranks senior to our common stock, is non-voting, and is callable at par after three years. Shares of Series A preferred stock pay a cumulative annual dividend of 5% for the first five years and 9% in later years. Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise of the Warrant will be issued to the Warrant holder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the Warrant holder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant.

Rules issued by the Treasury and certain provisions of the American Recovery and Reinvestment Act of 2009, or ARRA, require participating institutions, including Citizens & Northern, to adopt certain standards for executive compensation and corporate governance for the period during which the Treasury holds CPP senior preferred stock. Under these standards, the amount of bonus and incentive compensation that may be paid each year is limited, incentive compensation must not be designed to encourage executives to take excessive risks or to manipulate earnings, bonuses and incentive compensation based on materially inaccurate financial statements must be returned, golden parachute payments are prohibited, and certain federal income tax deductions are limited. These restrictions generally apply to the chief executive officer, chief financial officer, and the next three most highly compensated executive officers but, in some instances, apply to a larger group of executives. In addition, CPP participants to hold a non-binding “say-on-pay” shareholder vote to approve the compensation of their executives.

Participating institutions are also restricted from increasing their common stock dividend and redeeming or repurchasing shares of their common stock while the Treasury owns the institution’s senior preferred stock. These dividend restrictions and executive and corporate governance standards must remain in place as long as the Treasury holds the CPP participant’s senior preferred stock. See “Description of Our Preferred Stock and Outstanding TARP Securities” for more information on the Series A Preferred Stock and the Warrant.

Bank Holding Company Regulation

In general, the BHCA limits the business in which a bank holding company may engage to banking, managing or controlling banks and other activities that the Federal Reserve determines to be appropriately incidental to the business of banking. The BHCA prohibits us from engaging in, or from acquiring ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in, a non-banking business unless such business is determined by the Federal Reserve, by regulation or order, to be so “closely related to banking” as to be a “proper incident” thereto. The Federal Reserve Board can prohibit bank holding companies from engaging in any activities.

The Federal Reserve’s regulations concerning permissible non-banking activities for bank holding companies provide fourteen categories of activities that have been deemed permissible non-banking activities including, but not limited to, servicing loans, leasing personal or real property under certain conditions, operating non-bank depository institutions, trust company functions, certain agency transactional services for customer investments, including securities brokerage activities and certain insurance agency and underwriting activities. Federal Reserve approval may be required prior to us or our non-bank subsidiaries engaging in the aforementioned activities.

Additionally, the BHCA gives the Federal Reserve the authority to require a bank holding company to terminate any activity or relinquish control of a non-bank subsidiary (other than a non-bank subsidiary of a bank) upon the Federal Reserve’s determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

Citizens & Northern is required to file an annual report with the Federal Reserve Board and any additional information that the Federal Reserve may require pursuant to the BHCA. The Federal Reserve may also make examinations of Citizens & Northern and any or all of its subsidiaries.

Restrictions on Acquisitions.  The BHCA prohibits us from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock or substantially all of the of any bank, or merging or consolidating with another bank holding company, without the prior approval of the Federal Reserve. Such a transaction may also require the approval of the Pennsylvania Department of Banking.

The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company, unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Citizens & Northern, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings are generally prerequisites to obtaining federal regulatory approval to make acquisitions. The Banks are currently rated “satisfactory” under the Community Reinvestment Act.

Dividend Restrictions.  Our funding for cash distributions to our shareholders is derived from a variety of sources, including cash and temporary investments. Our principal source of those funds is dividends received from our primary subsidiary, C&N Bank. Various federal and state laws limit the amount of dividends C&N Bank can pay to us without regulatory approval. In addition, federal bank regulatory agencies have authority to prohibit C&N Bank from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute an unsafe or unsound practice. The ability of C&N Bank to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

Tying Arrangements.  A bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with the extension of credit or provision for any property or service. Thus, an affiliate of Citizens & Northern such as the Banks, may not condition the extension of credit, the lease or sale of property or furnishing of any services on (i) the customer’s obtaining or providing some additional credit, property or services from or to the Banks or other subsidiaries of Citizens & Northern , or (ii) the customer’s refraining from doing business with a competitor of the Bank, Citizens & Northern or of its subsidiaries. Citizens & Northern or the Bank may impose conditions to the extent necessary to reasonably assure the soundness of credit extended.

Regulation of the Banks

Our subsidiary banks are supervised jointly by their primary state and federal regulator, the Pennsylvania Department of Banking and the FDIC with respect to C&N Bank, and the New York State Banking Department and the Federal Reserve with respect to First State Bank. The Banks' deposits are insured by the FDIC up to applicable legal limits. Some of the aspects of the lending and deposit business of our subsidiary banks that are regulated by these agencies include personal lending, mortgage lending and reserve requirements. The banks are also subject to numerous federal, state and local laws and regulations which set forth specific restrictions and procedural requirements with respect to the payment of dividends to Citizens & Northern or Canisteo, extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

Subsidiary banks of a bank holding company are also subject to certain restrictions imposed by the Federal Reserve Act on (i) any extension of credit to the bank holding company or any of its subsidiaries, (ii) investments in the stock or other securities of the bank holding company, and (iii) taking the stock or securities of the bank holding company as collateral for loans to any borrower. In addition, the FDIC has authority to prohibit state banks from engaging in any activity, which, in the FDIC’s opinion, constitutes an unsafe or unsound practice in conducting their businesses.

Under the Change in Bank Control Act, subject to certain exceptions, no person may acquire control of a bank without giving at least sixty days’ prior written notice to such bank’s primary federal regulator. Under this Act and its regulations, control of a bank is generally presumed to be the power to vote ten percent (10%) or more of the common stock of the bank. The primary federal regulatory is empowered to object to any such acquisition of control.

Our banking operations are also subject to additional federal laws and regulations applicable to financial institutions, including, without limitation:

•	Privacy provisions of the Gramm-Leach-Bliley Act and related regulations, which require us to maintain privacy policies intended to safeguard customer financial information, to disclose the policies to our customers and to allow customers to “opt out” of having their financial service providers disclose their confidential financial information to non-affiliated third parties, subject to certain exceptions;
•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;
•	Consumer protection rules for the sale of insurance products by depository institutions, adopted pursuant to the requirements of the Gramm-Leach-Bliley Act; and
•	USA Patriot Act, which requires financial institutions to take certain actions to help prevent, detect and prosecute international money laundering and the financing of terrorism.

National Monetary Policy

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of regulatory authorities, including the Federal Reserve, the FDIC, the Pennsylvania Department of Banking, and the New York State Banking Department. An important function of the Federal Reserve is to regulate the money supply and credit conditions. Among the instruments used to implement these objectives are open market operations in U.S. Government securities, setting the discount rate, and changes in reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall growth and distribution of credit, bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid on deposits.

The monetary policies and regulations of the Federal Reserve have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon the future business, earnings, and growth of Citizens & Northern cannot be predicted.

Federal Securities Laws

As a public company, we are subject to the jurisdiction of the Securities and Exchange Commission, or SEC, and of state securities commissions for matters relating to the offering and sale of its securities and is subject to the SEC’s rules and regulations relating to periodic reporting, reporting to shareholders, proxy solicitation and insider trading.

The Sarbanes-Oxley Act of 2002 represents a comprehensive revision of laws affecting corporate governance, accounting obligations and reporting requirements. The provisions of the Sarbanes-Oxley Act are applicable to all companies with equity securities registered or that file reports under the Securities Exchange Act of 1934, such as Citizens & Northern. In particular, the Sarbanes-Oxley Act established: (i) new requirements for audit committees, including independence, expertise, and responsibilities; (ii) additional responsibilities regarding financial statements for the Chief Executive Officer and Chief Financial Officer of the reporting company; (iii) new standards for auditors and regulation of audits; (iv) increased disclosure and reporting obligations for the reporting company and its directors and executive officers; (v) accelerated reporting of transactions in the reporting company’s securities and prohibitions on trading during pension blackout periods; (vi) a requirement that management evaluated a reporting company’s internal controls over financial reporting and that its auditors assess the effectiveness of such controls annually; and (vii) new and increased civil and criminal penalties for violations of the securities laws.

We have addressed the requirements imposed by regulations relating to the Sarbanes-Oxley Act, including forming independent Audit, Compensation, and Governance and Nominating Committees (and establishing charters for such committees), and adopting a Code of Ethics applicable to our senior financial officers, all employees and Board members, and meeting NASDAQ’s and the SEC’s procedural and disclosure requirements.

Future Legislation

Changes to the laws and regulations in the states where we and our subsidiary banks do business can affect our operating environment in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our financial condition or results of operations. This is also true of federal legislation particularly given the current environment.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more investors.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters or placement agents, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed to be paid to dealers; and
•	any securities exchange or market on which the securities may be listed or quoted.

Any initial public offering price and any discounts or concessions allowed or reallowed to be paid to dealers may be changed from time to time.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, will be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market, Inc. may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on the NASDAQ Stock Market, Inc. in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Rhoads & Sinon LLP, Harrisburg, Pennsylvania. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The audited consolidated financial statements of Citizens & Northern Corporation and subsidiaries incorporated in this prospectus and elsewhere in the Registration Statement by reference to Citizens & Northern’s Annual Report on Form 10-K for the year ended December 31, 2008, were audited by

ParenteBeard, LLC (formerly Parente Randolph, LLC), an independent registered public accounting firm, whose reports thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Management’s report on the effectiveness of internal control over financial reporting and ParenteBeard, LLC’s report on Citizens & Northern Corporation and subsidiaries’ internal control over financial reporting are also incorporated in this prospectus and elsewhere in the Registration Statement by reference to Citizens & Northern’s Annual Report on Form 10-K for the year ended December 31, 2008. Such financial statements have been incorporated herein by reference in reliance upon such reports of ParenteBeard, LLC given upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the internet at www.cnbankpa.com. Please note that our website addresses are provided as inactive textual references only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
•	Those portions of our proxy statement for our annual meeting of shareholders filed on March 11, 2009, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;
•	Our Current Reports on Form 8-K filed on January 22, 2009, February 2, 2009, May 1, 2009, July 20, 2009, July 30, 2009, September 21, 2009, September 25, 2009 and October 14, 2009; and
•	The description of our common stock set forth in our Current Report on Form 8-K filed on September 25, 2009 (which Report was filed solely to set forth a complete updated description of our common stock), including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the registration statement and this offering have been terminated. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference in this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to Mark A. Hughes, Treasurer, at the following address or by calling the following telephone number:

Citizens & Northern Corporation
90-92 Main Street
P.O. Box 58
Wellsboro, Pennsylvania 16901
Attention: Mark A. Hughes, Treasurer
Phone No.: (570) 724-3411
Facsimile: (570) 723-8097

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.